   As filed with the Securities and Exchange Commission on October 18, 1996

                                                      Registration No. 333-9783

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                AMENDMENT NO. 2

                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                          HERTZ TECHNOLOGY GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                                ----------------

           Delaware                           3570                 13-3896069
(State or Other Jurisdiction       (Primary Standard Industrial (I.R.S. Employer
of Incorporation or Organization)  Classification Code Number)  Identification
                                                                Number)

                325 Fifth Avenue, New York, New York 10016-5012
                                 (212) 684-4141
         (Address, Including Zip Code, and Telephone Number, Including
                 Area Code, of Registrant's Executive Offices)

                                  -----------

                                  ELI E. HERTZ
                Chairman, President and Chief Executive Officer
                          Hertz Technology Group, Inc.
                                325 Fifth Avenue
                         New York, New York 10016-5012
                                 (212) 684-4141
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code of Agent for Service)

                                  -----------

                                with a copy to:

       HOWARD L. WEINREICH, ESQ.                     STEVEN WASSERMAN, Esq.
  Morse, Zelnick, Rose & Lander, LLP               Bernstein & Wasserman, LLP
           450 Park Avenue                               950 Third Avenue
       New York, New York 10022                     New York, New York 10022

           (212) 838-4312                                 (212) 826-0730
         (212) 838-9190 (FAX)                         (212) 371-4730 (FAX)

        Approximate date of commencement of proposed sale to the public:

   As soon as practicable after the Registration Statement becomes effective.

                                  -----------
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. / /


                        CALCULATION OF REGISTRATION FEE
     ----------------------------------------------------------------------------------------------------------------------------
                  Title of Each Class of                  Amount Being     Proposed Maximum    Proposed Maximum     Amount of
                Securities to be Registered                Registered       Offering Price        Aggregate       Registration
                                                                             Per Unit (1)     Offering Price (1)       Fee
     ----------------------------------------------------------------------------------------------------------------------------
     Units consisting of one share of Common Stock,
        par value $.001 per share and one Redeemable
        Warrant to Purchase Common Stock(2)                1,265,000                    $5.25         $6,641,250      $2,290.09
     ---------------------------------------------------------------------------------------------------------------------------
     Shares of Common Stock included in the Units(3)       1,265,000                       --                 --             --
     ---------------------------------------------------------------------------------------------------------------------------
     Redeemable Warrants included in the Units(4)          1,265,000                       --                 --             --
     ---------------------------------------------------------------------------------------------------------------------------
     Shares of Common Stock issuable upon exercise of
         the Redeemable Warrants included in the Units     1,265,000                    $5.50         $6,957,500      $2,399.14
     ---------------------------------------------------------------------------------------------------------------------------
     Redeemable Warrants(4) (not included in the
         Units)                                            1,265,000                     $.25           $316,250        $109.05
     ---------------------------------------------------------------------------------------------------------------------------
     Shares of Common Stock issuable upon exercises
         of Redeemable Warrants not included in the
         Units                                             1,265,000                    $5.50         $6,957,500      $2,399.14
     ---------------------------------------------------------------------------------------------------------------------------
     Underwriter's Option                                   110,000                     $.001               $110            (4)
     ---------------------------------------------------------------------------------------------------------------------------
     Units issuable on exercise of Underwriter's
         Option                                             110,000                     $6.30           $693,000        $238.96
     ---------------------------------------------------------------------------------------------------------------------------
     Shares of Common Stock included in the Units
         underlying Underwriter's Option                    110,000                        --                 --             --
     ---------------------------------------------------------------------------------------------------------------------------
     Redeemable Warrants included in Units underlying
         Underwriter's Option                               110,000                        --                 --             --
     ---------------------------------------------------------------------------------------------------------------------------
     Shares of Common Stock issuable upon exercise of
         Redeemable Warrants included in the Units
         underlying Underwriter's Option                    110,000                     $5.50                 --        $208.62
     ---------------------------------------------------------------------------------------------------------------------------
     Redeemable Warrants issuable upon exercise of
         Underwriter's Option (not included in Units)       110,000                      $.30           $605,000         $11.38
     ---------------------------------------------------------------------------------------------------------------------------
     Shares of Common Stock issuable upon exercise of
         Underwriter's Option (not included in Units)       110,000                     $5.50            605,000        $208.62
     ---------------------------------------------------------------------------------------------------------------------------
     Common Stock to be sold by Selling Shareholders        750,000                     $5.00         $3,750,000      $1,293.10
     ---------------------------------------------------------------------------------------------------------------------------
     Total Registration Fee                                                                                           $9,158.10

     ---------------------------------------------------------------------------------------------------------------------------

         Pursuant to Rule 416, there are also being registered hereby, such additional indeterminate number of shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Redeemable Warrants and the Underwriter's Option.

(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457 under the Securities Act.

(2) Includes 165,000 Units issuable upon exercise of the Underwriter's Over-Allotment Option.

(3) Includes 165,000 Shares of Common Stock issuable upon exercise of the Underwriter's Over-Allotment Option.

(4) Includes 165,000 Redeemable Warrants issuable upon exercise of the Underwriter's Over-Allotment Option.

(5) No registration fee required pursuant to Rule 457 under the Securities Act.

                                 -----------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                          HERTZ TECHNOLOGY GROUP, INC.

                             CROSS-REFERENCE SHEET
               (Showing Location in the Prospectus of Information
              Required by Items 1 through 23, Part I of Form SB-2)

              Item and Caption in Form SB-2                                  Location in Prospectus
              -----------------------------                                  ----------------------
1.      Front of SB-2 Registration Statement and
        Outside Cover Page of Prospectus.........................            Outside Front Cover Page

2.      Inside Front and Outside Back Cover Pages of
        Prospectus................................................           Inside Front
                                                                             Cover Page; Outside Back Cover Page

3.      Summary Information and Risk Factors......................           Prospectus Summary; Risk Factors

4.      Use of Proceeds...........................................           Prospectus Summary; Use of Proceeds

5.      Determination of Offering Price...........................           Outside Front Cover Page of Prospectus;
                                                                             Risk Factors; Underwriting

6.      Dilution..................................................           Risk Factors; Dilution

7.      Selling Security-Holders..................................           Risk Factors; Dilution

8.      Plan of Distribution......................................          Outside Front Cover Page; Inside Front Cover Page;
                                                                            Underwriting

9.      Legal Proceedings.........................................          Legal Proceedings

10.     Directors, Executive Officers, Promoters and
        Control Persons...........................................          Risk Factors; Management

11.     Security Ownership of Certain Beneficial Owners
        and Management............................................          Risk Factors; Management; Principal Shareholders

12.     Description of Securities.................................          Description of Securities; Underwriting

13.     Interests of Named Experts and Counsel....................          Legal Matters

14.     Disclosure of Commission Position of
        Indemnification for Securities Act Liabilities............          Risk Factors; Management

15.     Organization within Last Five Years.......................          Not applicable

16.     Description of Business...................................          Summary; Management's Discussion and Analysis of
                                                                            Financial Conditions and Results of Operations;

                                                                            Business

17.     Management's Discussion and Analysis of Plan
        of Operation...............................................         Management's Discussion and Analysis of Financial
                                                                            Conditions and Results of Operations

18.     Description of Property....................................         Prospectus Summary; Management's Discussion and
                                                                            Analysis of Financial Conditions and Results of
                                                                            Operations; Business

19.     Certain Relationships and Related Party
        Transactions...............................................         The Company; S Corporation Distribution;
                                                                            Certain Transactions

20.     Market for Common Equity and Related
        Stockholder Matters........................................         Outside Front Cover Page of; Prospectus
                                                                            Summary; Risk Factors; Dividend Policy; Underwriting

21.     Executive Compensation.....................................         Management

22.     Financial Statements.......................................         Financial Statements

23.     Changes and Disagreements with Accountants
        on Accounting and Financial Disclosure.....................         Not Applicable

                                EXPLANATORY NOTE

         This registration statement (the "Registration Statement") contains two prospectuses: one relating to the Offering by Hertz Technology Group, Inc. (the "Company") of (i)1,100,000 Units, each Unit consisting of one Share of Common Stock (the "Shares") and one Class A Warrant (the "Class A Warrants" or "Warrants") and (ii) 1,100,000 Class A Warrants, plus 165,000 additional Units and 165,000 additional Class A Warrants to cover over-allotments, if any (the "Prospectus"), and one relating to the Offering, by the two principal shareholders of the Company (the "Selling Shareholders") of 750,000 Shares (the "Selling Shareholder Prospectus"). Following the Prospectus are certain substitute pages of the Selling Shareholder Prospectus, including alternate front outside and back cover pages, an alternate "The Offering" section of the "Prospectus Summary" and sections entitled "Concurrent Offering" and "Plan of Distribution." Each of the alternate pages for the Selling Shareholder Prospectus included herein is labeled "Alternate Page for Selling Shareholder Prospectus." All other sections of the Prospectus, other than "Underwriting", are to be used in the Selling Shareholder Prospectus. In addition, cross-references in the Prospectus will be adjusted in the Selling Shareholder Prospectus to refer to the appropriate sections.

                                1,100,000 Units,
                          each Unit consisting of one
                           Share of Common Stock and
                              one Class A Warrant

                                      and
 PROSPECTUS
                           1,100,000 Class A Warrants



                          HERTZ TECHNOLOGY GROUP, INC.

         Hertz Technology Group, Inc. ("Company"), a Delaware corporation, is offering 1,100,000 Units ("Units") at a price of $5.25 per Unit and 1,100,000 Class A Warrants ("Class A Warrants" or "Warrants") at a price of $.25 per Warrant. Each Unit consists of one share of Common Stock, $.001 par value per share ("Shares") and one Class A Warrant. The Units, Shares and Class A Warrants are sometimes collectively referred to as the "Securities". The Class A Warrants not included in the Units may be offered together with, or separately from, the Units. The Shares and Class A Warrants included in the Units are detachable and may trade separately on issuance. See "Risk Factors" and "Description of Securities."

         The Class A Warrants shall be exercisable commencing one year after the date of this Prospectus ("Effective Date"). Each Class A Warrant entitles the holder to purchase one Share at $5.50 per share during the four year period commencing one year from the Effective Date. The Class A Warrants are redeemable by the Company for $.01 per Warrant, if the average closing price or bid price of the Shares, as reported by the principal exchange on which the Shares are traded, equals or exceeds $8.75 per share, for any twenty (20) consecutive trading days ending within five (5) days prior to the date of the notice of redemption. See "Description of Securities."

         The Company has applied for inclusion of the Shares and Class A Warrants on the Nasdaq SmallCap Market, although there can be no assurance that such securities will be accepted for quotation or, if accepted, that an active trading market will develop. The Units will not be listed for quotation. Additionally, if the Company's Securities are accepted for quotation and active trading develops, the Company is required to maintain certain minimum criteria established by Nasdaq and there can be no assurance that the Company will be able to continue to fulfill such criteria. See "Risk Factors."

         The registration statement of which this Prospectus is a part covers the offering of an additional 750,000 Shares, 375,000 of which are being offered by Eli E. Hertz, Chairman, President and Chief Executive Officer of the Company, and 375,000 of which are being offered by his wife, I. Marilyn Hertz, Vice Chairperson and a director of the Company (Eli and Marilyn Hertz are sometimes hereinafter referred to as the "Selling Shareholders"). The Shares being offered by the Selling Shareholders are not being underwritten. The Company will not receive any of the proceeds from such sale. Of the 750,000

Shares being offered by the Selling Shareholders, 225,000 shares may be sold during the twelve (12) months from the Effective Date at such time within such 12 month period as is acceptable to Biltmore Securities, Inc. (the "Underwriter") and the balance, consisting of 525,000 Shares, may be sold at any time after the expiration of eighteen (18) months from the Effective Date, subject to earlier release at the sole discretion of the Underwriter. Certificates evidencing these securities will bear a legend reflecting such restrictions. The Underwriter may release the Securities held by the Selling Shareholders at any time after all

Securities subject to the Over-Allotment Option (as hereinafter defined) have been sold or such option has expired. The Underwriter's Over-Allotment Option period will expire thirty (30) days following the date of this Prospectus. In other offerings where Biltmore Securities, Inc. has acted as the managing underwriter, it has released similar restrictions applicable to selling shareholders prior to the expiration of the lock-up period and in some cases immediately after the exercise of the Over-Allotment Option or the expiration of the Over-Allotment Option period. The resale of the Securities held by the Selling Shareholders is subject to prospectus delivery and other requirements of the Securities Act of 1933, as amended (the "Securities Act"). Sales of such securities or the potential for such sales at any time may have an adverse effect on the market prices of the securities offered hereby. See "Selling Shareholders."

         Prior to this offering, there has been no public market for the Units, Shares or Class A Warrants. The prices of the Units, Shares and Class A Warrants, as well as the exercise price of the Class A Warrants, have been determined by negotiation between the Company and the Underwriter, and do not necessarily bear any relationship to the Company's assets, book value, net worth or results of operations or any other established criteria of value. For additional information regarding the factors considered in determining the initial public offering price of the Securities and the exercise price of the Class A Warrants, see "Risk Factors - Arbitrary Offering Price," "Description of Securities" and "Underwriting."

         The Company does not presently file reports and other information with the Securities and Exchange Commission ("Commission"). However, following the completion of this offering, the Company intends to furnish its shareholders with annual reports containing audited financial statements and such interim reports, in each case as it may determine to furnish or as may be required by law.

 AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK
       AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE OF THE SHARES
                    AND SHOULD BE CONSIDERED ONLY BY PERSONS
         WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK
             FACTORS", WHICH BEGINS ON PAGE _____ , AND "DILUTION."

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
   OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                                    Underwriting Discounts        Proceeds to the
                                            Price to Public        and Commissions (1)            Company (2)
                                            ---------------        -----------------------        ---------------
Per  Unit  . . . . . . . . . . . . . . .        $5.25                    $.525                        $4.725
Per Class A Warrant . . . . . . . . . .          $.25                    $.025                         $.225
Total  (3) . . . . . . . . . . . . . . .      $6,050,000               $605,000                     $5,445,000


         The Securities are offered by the Underwriter subject to prior sale when, as and if delivered to and accepted by the Underwriter, and subject to the Underwriter's right to reject orders in whole or in part and to certain other conditions. It is expected that delivery of certificates representing the Securities will be made on or about __________, 1996.

                         -----------------------------

                           BILTMORE SECURITIES, INC.

                The date of this Prospectus is __________, 1996

                                     NOTES


(1) The value of each Share and Warrant included in a Unit is $5.00 and $.25, respectively. The figures shown in this column do not include additional compensation to be received by the Underwriter in the form of
       (i) a nonaccountable expense allowance of $181,500 (or $208,725 if the Underwriter's Over-Allotment Option (as defined below) is fully exercised); and (ii) an option (exercisable for a period of four years commencing one year after the Effective Date) entitling the Underwriter to purchase 110,000 Units at $6.30 per Unit and 110,000 Class A Warrants at $.30 per Class A Warrant ("Underwriter's Purchase Option"). In addition, the Company and the Underwriter have agreed to indemnity and contribution provisions regarding certain civil liabilities, including liabilities under the Securities Act. See "Underwriting."


(2) Before deducting expenses of the offering payable by the Company, estimated at $576,500, including the Underwriter's nonaccountable expense allowance. See "Underwriting."

(3) The Company has granted the Underwriter an option to purchase up to 165,000 additional Units and 165,000 additional Class A Warrants upon the same terms and conditions as set forth above solely to cover over-allotments, if any ("Underwriter's Over-Allotment Option"). If the Underwriter's Over-Allotment Option is exercised in full, the total Price to the Public, Underwriting Discounts and Proceeds to the Company

       will be $6,957,500, $695,750 and $6,261,750, respectively. See
       "Underwriting."

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

         ALTHOUGH OTHER BROKER-DEALERS HAVE EXPRESSED AN INTENTION TO PARTICIPATE IN THE OFFERING, ALL OR A SIGNIFICANT NUMBER OF THE SECURITIES TO BE SOLD IN THIS OFFERING MAY BE SOLD, IN THE ORDINARY COURSE OF BUSINESS, TO CUSTOMERS OF THE UNDERWRITER WHICH MAY AFFECT THE MARKET FOR AND LIQUIDITY OF THE COMPANY'S SECURITIES IN THE EVENT THAT ADDITIONAL BROKER-DEALERS DO NOT MAKE A MARKET IN THE COMPANY'S SECURITIES. ALTHOUGH OTHER BROKER-DEALERS HAVE EXPRESSED AN INTENTION TO MAKE A MARKET IN THE COMPANY'S SECURITIES FOLLOWING THE OFFERING, THERE CAN BE NO ASSURANCE THAT ANY OF SUCH BROKER-DEALERS WILL ACTUALLY COMMENCE SUCH MARKET-MAKING ACTIVITIES OR, IF COMMENCED, THAT SUCH ACTIVITIES WILL BE MAINTAINED. BASED UPON THE UNDERWRITER'S EXPERIENCE IN PAST OFFERINGS, IT IS EXPECTED THAT SUCH CUSTOMERS SUBSEQUENTLY MAY ENGAGE IN TRANSACTIONS FOR THE SALE OR PURCHASE OF THE SECURITIES COVERED THEREBY THROUGH AND/OR WITH THE UNDERWRITER. NO AGREEMENTS OR UNDERSTANDINGS, WRITTEN OR ORAL, EXIST WITH RESPECT TO THE PURCHASE OR RESALE OF THE SECURITIES TO BE SOLD IN THIS OFFERING THROUGH OR WITH THE UNDERWRITER AND/OR ITS AFFILIATES.

         ALTHOUGH IT HAS NO OBLIGATION TO DO SO, THE UNDERWRITER MAY FROM TIME TO TIME ACT AS A MARKET MAKER AND OTHERWISE EFFECT TRANSACTIONS IN THE COMPANY'S SECURITIES. THE UNDERWRITER, IF IT PARTICIPATES IN THE MARKET, MAY BECOME A DOMINATING INFLUENCE IN THE MARKET FOR THE SHARES AND CLASS A WARRANTS. HOWEVER, THERE IS NO ASSURANCE THAT THE UNDERWRITER WILL OR WILL CONTINUE TO BE A DOMINATING INFLUENCE. THE PRICES AND LIQUIDITY OF THE SECURITIES OFFERED HEREUNDER MAY BE SIGNIFICANTLY AFFECTED BY THE DEGREE OF THE UNDERWRITER'S PARTICIPATION IN SUCH MARKET. THE UNDERWRITER MAY DISCONTINUE SUCH ACTIVITIES AT ANY TIME OR FROM TIME TO TIME. SEE "RISK FACTORS-LACK OF PRIOR MARKET FOR SECURITIES OF THE COMPANY" AND "UNDERWRITER'S INFLUENCE ON THE MARKET MAY HAVE ADVERSE CONSEQUENCES."

              SPECIAL STANDARDS FOR SECURITIES SOLD IN CALIFORNIA


         EACH CALIFORNIA INVESTOR MUST HAVE AN ANNUAL GROSS INCOME OF AT LEAST $65,000 AND A NET WORTH, EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES, OF AT LEAST $250,000, OR IN THE ALTERNATIVE, A NET WORTH EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES, OF AT LEAST $500,000. IN ADDITION, AN INVESTOR'S TOTAL PURCHASE MAY NOT EXCEED 10% OF SUCH INVESTOR'S NET WORTH.

                             AVAILABLE INFORMATION

         The Company has filed with the Commission a Registration Statement on Form SB-2, pursuant to the Securities Act, with respect to the securities offered by this Prospectus. This Prospectus does not contain all of the information set forth in said Registration Statement, and the exhibits thereto. For further information with respect to the Company and the securities offered hereby, reference is made to such Registration Statement and exhibits which may be inspected without charge at the Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

         The Company intends to furnish its shareholders and holders of Class A Warrants with annual reports containing audited financial statements and such interim reports as it deems appropriate or as may be required by law. The Company's fiscal year ends August 31.

         The Company will provide without charge to each person who receives this Prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference herein (excluding exhibits) by contacting the Company at Hertz Technology Group, Inc., 325 Fifth Avenue, New York, New York 10016-5012, telephone (212) 684-4141, attention: I. Marilyn Hertz, Vice Chairperson and Secretary.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information, including information contained under the caption "Risk Factors," and financial statements, including notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, all information in this Prospectus (i) assumes no exercise of the Class A Warrants offered hereby, the Over-Allotment Option, the Underwriter's Purchase Option, or any of the options issued to Eli E. Hertz or to employees of the Company and (ii) reflects the effect of the Recapitalization described under "Certain Transactions" appearing elsewhere in this Prospectus. As used herein, unless the context otherwise requires, the term Company includes Hertz Computer Corporation (and its Israeli subsidiary, Hertz Computer Information System (1985) Ltd.), "Hertz Israel", which, together with its parent, are referred to as "Hertz Computer") and Hergo Ergonomic Support Systems, Inc. ("Hergo").

                                  The Company

         The Company custom designs, assembles and sells microcomputers ("PCs")

and provides related technology support and services under the "Hertz" name. The Company also designs, manufactures and sells ergonomically engineered mounting and support structures ("Modular Racking Systems") for PCs and related computer peripheral equipment under the "Hergo" name. Ergonomically engineered products are designed to take into consideration the physical characteristics of computer users and the manner in which they and their computers interact with each other. The Company's sales are concentrated in the metropolitan New York area.

         Hertz Customized Computers and Related Services. The Company designs and sells customized PCs and provides a broad range of related services, including system architecture design, consulting, installation, personnel training and customer support. PCs are assembled in a number of different configurations using standard component parts. Customization enables the Company to accommodate customer computer needs with respect to storage capacity, speed, price, applications, size, configuration and a range of other considerations that can be accommodated in whole or in part by the selection of appropriate components. Hertz PCs are primarily sold for use in network configurations. They are also sold to original equipment manufacturers ("OEMs") for use in Magnetic Resonance Imaging ("MRI") machines, to provide voice mail services, for use in military radar systems and for use in shopping center kiosks to enable prospective purchasers of music discs and tapes to select and hear their musical selections prior to purchase.

         Hergo Modular Racking Systems. The Company's Hergo Division designs, manufactures and sells Modular Racking Systems which serve to conserve space and help organize and facilitate the accessibility of all types of computer hardware, communication and electronic devices, and other peripherals. Hergo systems are suitable for use in any size computer room or technical environment. The market for these Modular Racking Systems was created in large part by the replacement of mainframe computers by multiple PCs. The Company provides a cohesive, functional and architecturally attractive racking system that vertically mounts and supports multiple computers, servers and related peripherals, such as printers, monitors, scanners and modems, used in tandem with each other, or in juxtaposition with each other and interconnected for networking functions. Purchasers of the Company's Modular Racking Systems include some of the largest industrial, commercial and financial companies in the United States, such as Citibank, N.A., AT&T, Dow Jones, Bell Atlantic, Pfizer, Hewlett Packard, The New York Times and Time Warner.

         The Company's strategic plan is to strengthen its business lines by updating their respective physical facilities and manufacturing equipment and then intensifying their respective marketing efforts. With respect to the PC business, the Company intends to develop a national sales force and increase its efforts to market Hertz PCs to the Federal Government and OEMs. For the Hergo line, the Company plans on bringing to market new products, including "Hergolite", and on strengthening its relationships with its customer base of large U.S. corporations. "Hergolite" is a line of Modular Racking Systems, specifically designed for the small business or home office user. The Company also plans on actively pursuing a cross marketing program between its Hertz Computer and Hergo Divisions with special emphasis on marketing the Company as a PC supplier to its Hergo customers. Finally, the Company plans on establishing a new division to offer a variety of Internet services, such as Internet access and Web site design, to its corporate clients.

         The Company was incorporated in the State of Delaware, on June 18, 1996. Immediately prior to the Effective Date, it will have acquired all the outstanding stock of Hertz Computer and Hergo, which will become wholly owned subsidiaries of the Company (the "Recapitalization"). The principal executive offices of the Company are located at 325 Fifth Avenue, New York, New York 10016-5012 and its telephone number is (212) 684-4141. On or about November 15, 1996, the Company plans to move its New York facilities, including its executive offices, to 75 Varick Street, New York, New York , 10013.


         See "Risk Factors," "Management," "Business" and "Certain Transactions" for a discussion of certain factors which should be considered in evaluating the Company and its business.

                                  The Offering

Securities Offered (1).............................      1,100,000 Units,
                                                       1,100,000 Warrants
Securities outstanding prior to Offering...........      1,900,000 Shares
                                                               0 Warrants
Securities outstanding after Offering (2)..........      3,000,000 Shares
                                                       2,200,000 Warrants

Comparative Shares Ownership Upon Completion
  of Offering:
         Present Shareholders (1,900,000
           Shares)(2)(3)...........................                  63.3%
         Public Shareholders (1,100,000
           Shares)(3)..............................                  36.7%

Use of Net Proceeds................................     The Company intends to use the net proceeds for
                                                        debt retirement, an S Corporation distribution,
                                                        a Hertz PC marketing program, purchase of new Hergo
                                                        machinery, Hergo's new product development, establishment
                                                        of a Internet Service Division, updating computer
                                                        systems, Hergo marketing, upgrading new facility and
                                                        production equipment of Hertz Computer and for working
                                                        capital purposes. See "Use of Proceeds."

Proposed Nasdaq Symbols

Common Stock.......................................     HTGI

Class A Warrants...................................     HTGIW

----------
(1)      The Company is offering 1,100,000 Units (each Unit consisting of one

         Share and one Warrant) at a price of $5.25 per Unit and 1,100,000 Warrants at a price of $.25 per Warrant. Each Warrant entitles the holder to purchase one Share at $5.50 per share during the four year period commencing one year from the Effective Date. The Warrants are redeemable upon certain conditions. Should the Warrants be exercised, of which there is no assurance, the Company will receive the proceeds therefrom aggregating up to an additional $12,100,000. See "Description of Securities."

(2) Does not include Shares issuable upon the exercise of (i) the Warrants offered hereby; (ii) the Underwriter's Over-Allotment Option to purchase up to 165,000 Units and 165,000 Warrants; (iii) the Underwriter's Purchase Option to purchase up to 110,000 Units and
         ....110,000 Warrants; (iv) the option held by Eli E. Hertz to purchase 900,000 Shares; (vi) the options to purchase 750,000 Shares reserved for issuance under the Company's Stock option Plan.; and
         (vii) the issuance of 100,000 Shares reserved for issuance under
         .......the Company's Employee Bonus Plan.
         See "Description of Securities."

(3)      See "Dilution."

                         Summary Financial Information

         The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Prospectus. This information should be read in conjunction with the financial statements and notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operation appearing elsewhere in this Prospectus. The following consolidated data, insofar as it relates to the years ended August 31, 1995 and August 31, 1994, has been derived from the audited financial statements and notes thereto appearing elsewhere herein.

         The data for the nine months ended May 31, 1996 and 1995 has been derived from the unaudited financial statements also appearing elsewhere herein which, in the opinion of management, includes all adjustments, consisting of only normal, recurring adjustments, necessary for a fair presentation of the results of operations for the unaudited periods. The results of operations for the nine months ended May 31, 1996 and 1995 are not necessarily indicative of the results to be expected for the entire year.


                          Hertz Technology Group, Inc.


                                                                        Hertz Technology Group, Inc.
                                                       --------------------------------------------------------------
                                                              Nine Months ended                  Years ended
                                                                   May 31,                        August 31
Consolidated Statements of
Operations Data:                                            1996           1995            1995             1994
                                                            ----           ----            ----             ----
Net Sales                                                  $9,375,857     $8,224,492      $11,220,183     $10,929,308
Cost of goods sold                                          6,532,666      6,117,860        8,102,977       8,386,365
Gross Profit                                                2,843,191      2,106,632        3,117,206       2,542,943
Selling, general & administrative expense                   2,072,389      1,942,355        2,868,665       2,288,388
Other expense, net                                            138,790         96,372          116,813          44,946
Income before Provision for income taxes                      632,012         67,905          131,728         209,609
Provision for income taxes                                    244,500          3,900           77,615          63,138
Net income                                                    387,512         64,005           54,113         174,895
Pro forma net income(1)                                       265,779         67,905           58,126         102,057
Pro forma net income per share                                  $0.14          $0.04            $0.03           $0.05
Weighted average number of shares outstanding               1,900,000      1,900,000        1,900,000       1,900,000
Supplementary net income per share(2)                           $0.16             --            $0.06              --

                                                                                 Hertz Technology Group, Inc.
                                                                           ------------------------------------------
                                                                                         May 31, 1996
                                                                                                        As
Consolidated Balance Sheet Data:                                                 Actual             Adjusted(3)
Working Capital                                                                      $546,750             $5,415,250
Total Assets                                                                        3,388,212              6,588,581
Capital lease obligation                                                               19,309                 19,309
Distributions payable to shareholders                                                 224,567                     --
Total Liabilities                                                                   2,484,301                816,170
Stockholders' Equity                                                                  903,911              5,772,411

-----------------

(1)      Pro forma net income reflects a provision for income taxes as if Hergo had been a C Corporation throughout such period.

(2) Supplementary net income per share is calculated for the nine month period ended May 31, 1996 as if $1,443,564 of interest bearing debt obligations was repaid from the net proceeds of this Offering as of September 1, 1995 and assuming that (i) 288,713 Shares were issued as of September 1, 1995 to repay the interest bearing debt obligations;
         (ii) $82,200 of interest expense net of income tax expense was eliminated as a result of such payment for the nine months ended May 31, 1996; and (iii) pro forma net income of $265,779 (which reflects a provisions for income taxes as if Hergo were a C corporation for the nine months ended May 31, 1996) was the base utilized in the calculation of supplementary net income per share. Supplementary net income per share is calculated for the year ended August 31, 1995 as if $1,559,743 of interest bearing debt obligations was repaid from the net proceeds of this Offering as of September 1, 1994 and assuming that (i) 311,949 Shares were issued as of September 1, 1994 to repay the interest bearing debt obligations; and (ii) $74,385 of interest expense, net of income tax expense was eliminated as a result of such payment for the twelve months ended August 31, 1995.

(3) Adjusted to reflect (i) the sale of Securities consisting of 1,100,000 Units and 1,100,000 Warrants by the Company and the net proceeds therefrom and the uses thereof (assuming an initial public offering price of $5.25 per Unit and $.25 per Warrant and after deducting the underwriting discounts and commissions and expenses of this offering estimated at $1,181,500), and (ii) the repayment of certain indebtedness from the proceeds of this Offering. Does not include the proceeds from the sale of Shares pursuant to the exercise of any Warrants or Options, including the Underwriter's Purchase Option. See "Underwriting."

                                  RISK FACTORS

         THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY THOSE PERSONS ABLE TO LOSE THEIR ENTIRE INVESTMENT SHOULD PURCHASE THESE SECURITIES. PROSPECTIVE INVESTORS, PRIOR TO MAKING AN INVESTMENT DECISION, SHOULD CAREFULLY READ THIS PROSPECTUS AND CONSIDER, ALONG WITH OTHER MATTERS REFERRED TO HEREIN, THE FOLLOWING RISK FACTORS:


Highly Competitive Microcomputer Market - Pressure on Profit Margins.

         The business of manufacturing and selling PCs is intensely competitive and rapidly changing. The Company believes that the principal competitive factors in the microcomputer sales and service industry include relative price and performance, product availability, technical expertise, financial stability, service, support and reputation. The Company's computers are constructed with standardized parts which are available to others in the market. The Company's competitors include established computer product manufacturers, some of which supply products to the Company, computer resellers, distributors and service providers. Some of the Company's current and potential competitors have substantially greater financial, sales, marketing, technical and other competitive resources than those of the Company. As a result, the Company's competitors may be able to devote greater resources than the Company to the sales and service of microcomputer products. As the computer market in which the Company competes has matured, product price competition has intensified and is likely to continue to intensify, which may make it too costly for the Company to continue its "made to order" method of doing business. One of the results of this competition may be to lower sale prices and decrease profit margins. A significant portion of the Company's computer business is to governmental agencies where sales will depend on government budgets and government contracts, which contracts are subject to renewal on a periodic basis. There can be no assurance that the Company will win bids in the future just because it won similar bids in the past. The Company has been increasing its selling efforts in the private commercial market and particularly in the OEM market where margins are expected to be higher. There can be no assurance, however, that the Company will be successful in refocusing its computer business to the private commercial market, or that it will be able to keep up with its competition and still improve profit margins.

Geographic and Customer Concentration; Risk of Expansion.

         The Company's sales are concentrated in the New York metropolitan area. Approximately 61% and 66% of its total sales were concentrated in the New York metropolitan area for the year ended August 31, 1995 and for the nine months ended May 31,1996, respectively. A majority of these sales (36% and 41% of total sales for these respective periods) were to federal, state and city agencies or government affiliated organizations, including hospitals and schools ("Governmental Entities"). Because these sales are pursuant to contracts awarded by competitive bidding, there is no assurance that notwithstanding a favorable past relationship with a particular Government Entity that the Company will be the successful bidder in future contracts with such Entity. Moreover, spending by Governmental Entities is subject to budgetary constraints and is vulnerable to political challenges for over spending and the like. The result is that projections based on continuing governmental sales are often unreliable and any dependence by the Company on continuing governmental business may have materially adverse consequences.

         The Company is seeking to expand its market for computer sales to include most of the United States, and intends to specifically target OEM accounts where the markup is generally expected to be higher than governmental and commercial accounts. While the Hertz name is known by many prospective customers within its existing market area, it has less name recognition outside of the New York metropolitan area. Consequently, there is no assurance that the Company's efforts will be successful. A larger sales volume may require the Company to maintain larger storage facilities, which it does not currently maintain, in order to stock completed units pending shipment. The Company offers as one of its options on-site servicing, and installation for its computer sales accounts. As it expands its computer business, it might need to make arrangements either for its own newly hired personnel, or with a third-party service provider outside of the metropolitan area, to provide on-site servicing. The transition of a company servicing a regional area into a company servicing a large portion of the United States will require the Company to make some adjustments in its methods of operation and in its orientation and focus, which, if not effectively made, could create serious obstacles to achieving a successful expansion.

Limited Operating History of Hergo's Product Line.

         The Company's Hergo Division provides Modular Racking Systems to house and organize stand-alone or multiple computers and electronic devices used in tandem or in juxtaposition with each other. The market for these support systems was created in large part by the replacing of main frame computers by microcomputers. Hergo's sales in its 1995 fiscal year represented a significant increase over the prior year's sales. Moreover, Hergo's profit margins historically have been higher than those obtained in the computer business. There is no assurance, however, that growth in the Hergo business or its gross profit margins will continue at the same pace as before, if at all. In addition, as the profit margins in this line of business become better appreciated in the trade, there is every reason to expect a larger number of companies to enter the field as competitors.

         The Company intends to use Hergo's customer list, which includes some of the largest and best known companies in America, to create cross marketing opportunities to promote the Hertz computer line to these existing Hergo customers. However, in many of these companies, the personnel charged with the responsibility for purchasing computers are not the same as the personnel buying the Hergo Modular Racking System, and many companies prefer to do their computer business with larger better known companies. and such cross marketing potential may never be realized. Moreover, there is no assurance that the companies that have purchased Hergo products will continue to favor the Company with their structural support units and technical furniture needs. There are no long term commitments from buyers in this business, and the Company has no significant back-log. If for any of these reasons, the Company is unable to realize on the potential which management sees in its Hergo operations to date, the Company's overall profit margins and profits will suffer and its projected growth may never materialize.

Lack of Proprietary Rights; Trademarks

         The Company relies on trade secret protection and confidentiality agreements with its employees, customers and others to protect its proprietary rights in both of its business lines. The Company's computers are manufactured in a number of configurations using standardized component parts and accessories built by others, and available in the market place for others to purchase and use in assembling computers. The Hertz computer does not enjoy any patent protection. Similarly, modular component parts used by the Company in its Hergo Modular Racking Systems are functional in nature and for the most part not protectable. This is the opinion of the Company's management even though the Company is currently a defendant in a lawsuit in which the plaintiff claims that Hergo's modular designs infringe plaintiff's common law rights thereto. See "Legal Proceedings." Consequently, competitors of the Company, in one or both of its product lines, may be able to replicate and improve on the Company's methods of doing business and those with greater resources than the Company may more effectively market their products.

         The Hertz trademark has not yet been registered on the principal Registrar of the United States Patent and Trademark Office. Although application for such mark has been made, the Examining Attorney in the Trademark and Trial Appeals Board refused to register the mark on the grounds that it was in conflict with two registered marks of an affiliate of the Hertz Corporation (the car rental company) (the "Car Rental Company"). On March 8, 1995, the Company filed a petition for partial cancellation of the Car Rental Company's registrations on the ground that the registrations covered renting and leasing of heavy tools and machines for industrial and construction purposes, did not cover computer and computer peripherals and therefore did not conflict with the Company's proposed use of the name. The Car Rental Company's answer is due on October 30, 1996. The granting of the Company's registration application is being held in abeyance pending resolution of this dispute. Some settlement discussions have also been conducted in an effort to obtain the Car Rental Company's consent to the Company's registration of the Hertz Computer Corporation name, although no such settlement has been agreed to.


         The Car Rental Company has an affiliate named Hertz Technology, Inc., incorporated in New York in 1991. No claim has been made against the Company based on its use of the Hertz name. If any such claim were made, the Company believes that it has good defense against any such claim. The Hertz name is regarded as a very valuable asset of the Company, and in the event that the Company were enjoined from using the Hertz Technology name, the Company believes it can adapt to the use of Hertz Computer or some other form of the Hertz name as an alternative with a minimum disruption and loss of good will.

1996 Loss in Israel Subsidiary; Changes in Import Duties

         A significant portion (17% in fiscal 1995) of the Company's total sales are accounted for by sales to Israel, to or through its Israel subsidiary. For the first nine months of fiscal 1996, Hertz Israel had an operating loss of $83,000. This loss was due in large part to a change in the

Israeli tax law. Prior to this change, computers imported to Israel were assessed a high tariff. Certain companies and universities were exempt from this tax if the products were purchased in the US. In August 1994, the tariffs on imported goods to Israel were eliminated, a move that took away the price difference between a computer imported from the Far East and a computer imported from the U.S. This in turn made the purchase of computers in the local Israeli market, which is dominated by Far East imports, a more convenient purchase than a purchase from the United States. With the removal of the incentive to buy from the U.S., many of Hertz's customers, such as the universities which had been purchasing directly from Hertz in the U.S., chose to do most of their purchasing in Israel. To accommodate these customers, the Company now ships computers for Israeli customers to Hertz Israel which then reships such computers to the ultimate customers. The new routing schedule involved increased expense which the Company has not been able to completely pass on to its Israeli customers. The nine month loss also reflects severance payments and other expenses incurred in connection with the buy-out of a minority interest and in replacing the general manager of the Israeli subsidiary. On a going forward basis, the Company has established more effective cost controls and a better defined organization, which the Company believes will help restore its Israel operations to profitability. The Company also believes that the change in the Israel Duty Tax will not materially affect sales. There cannot, however, be any assurance that either of the above expectations will be confirmed, or that the subsidiary's losses will not continue. If the losses in the subsidiary continue, the Company will consider liquidating the subsidiary and replacing it with a manufacturer's representative in Israel.

         There is always a risk when selling in Israel (as in other foreign countries) that changes (other than changes in the Importation Duty) in existing laws, policies and conditions could materially affect Company operations. In addition, the proceeds of sales to Israeli customers are always subject to change in currency exchange valuations which could adversely affect profits from overseas sales.

Immediate and Substantial Dilution

         The Company had a net tangible book value of $862,327 or $.45 per share, derived from the Company's May 31, 1996 consolidated balance sheet and based upon 1,900,000 shares being outstanding immediately prior to the closing of this offering. After projecting the effect of the sale of the Units and Warrants offered hereby at an offering price of $5.00 per Share and $.25 per Warrant, after deducting underwriting discounts and estimated offering expenses, adjusted net tangible book value will be $5,730,827 or $1.91 per share. The result will be an immediate increase in net tangible book value per share of $1.46 to existing shareholders and an immediate dilution to new investors of $3.09 per share (62%). See "Dilution."

Litigation Involving Underwriter May Affect Securities

         The Company has been advised by the Underwriter that on or about May 22, 1995, the Underwriter and Elliot Loewenstern and Richard Bronson, principals of the Underwriter, and the Commission agreed to an offer of settlement (the "Offer of Settlement") in connection with a complaint filed by the Commission in the United States District Court for the Southern District of Florida alleging violations of the federal securities laws, Section 17(a) of the Securities Act of 1933, Section 10(b) and 15(c) of the Securities Exchange Act of 1934, and Rules 10b-5, 10b-6 and 15c1-2 promulgated thereunder. The complaint also alleged that in connection with the sale of securities in three (3) IPO's in 1992 and 1993, the Underwriter engaged in fraudulent sales practices. The proposed Offer of Settlement was consented to by the Underwriter and Messrs. Loewenstern and Bronson without admitting or denying the allegations of the complaint. The Offer of Settlement was approved by Judge Gonzales on June 6, 1995. Pursuant to the final judgment (the "Final Judgment"), the Underwriter:

             o was required to disgorge $1,000,000 to the Commission, which amount was paid in four (4) equal installments on or before June 22, 1995;

             o agreed to the appointment of an independent consultant
               ("Consultant").

Such Consultant is obligated, on or before November 1, 1996:


             o to review the Underwriter's policies, practices and procedures in six (6) areas relating to compliance and sales practices;

             o to formulate policies, practices and procedures for the
               Underwriter that the Consultant deems necessary with respect to the Underwriter's compliance and sales practices;

             o to prepare a report devoted to and which details the
               aforementioned policies, practices and procedures (the
               "Report");

             o to deliver the Report to the President of the Underwriter and to
               the staff of the Southeast Regional office of the Commission;

             o to prepare, if necessary, a supervisory procedures and
               compliance manual for the Underwriter, or to amend the Underwriter's existing manual; and

             o to formulate policies, practices and procedures designed to provide mandatory on-going training to all existing and newly hired employees of the Underwriter. The Final Judgment further provides that, within thirty (30) days of the Underwriter's receipt of the Report, unless such time is extended, the Underwriter shall adopt, implement and maintain any and all policies, practices and procedures set forth in the Report.

         The Final Judgment also provides that an independent auditor ("Auditor") shall conduct four (4) special reviews of the Underwriter's policies, practices and procedures, the first such review to take place six (6) months after the Report has been delivered to the Underwriter and thereafter at six-month intervals. The Auditor is also authorized to conduct a review, on a random basis and without notice to the Underwriter, to certify that any persons associated with the Underwriter who have been suspended or barred by any Commission order are complying with the terms of such orders.

         On July 10, 1995, the action as against Messrs. Loewenstern and Bronson was dismissed with prejudice. Mr. Bronson has agreed to a suspension from associating in any supervisory capacity with any broker, dealer, municipal securities dealer, investment advisor or investment company for a period of twelve (12) months, dating from the beginning of such suspension. Mr. Loewenstern has agreed to a suspension from associating in any supervisory capacity with any broker, dealer, municipal securities dealer, investment advisor or investment company for a period of twelve (12) months commencing upon the expiration of Mr. Bronson's suspension.

         In the event that the requirements of the foregoing judgment adversely affect the Underwriter's ability to act as a market maker for the Shares, and additional brokers do not make a market in the Company's securities, the market for, and the liquidity of, the Company's securities may be adversely affected. In the event that other broker dealers fail to make a market in the Company's securities, the possibility exists that the market for and the liquidity of the Company's securities may be adversely affected to such an extent that public security holders may not have anyone to purchase their securities when offered for sale at any price. In such event, the market for, liquidity and prices of the Company's securities may not exist. See "Underwriting." For additional information regarding the Underwriter, investors may call the National Association of Securities Dealers, Inc. at (800) 289-9999.

Recent State Action Involving the Underwriter--Possible Loss of Liquidity

         The State of Indiana has commenced an action seeking among other things to revoke the Underwriter's license to do business in such state. A hearing in this matter was scheduled for October 7, 1996 and has been adjourned pending settlement discussions. Such proceeding if ultimately successful may adversely affect the market for and liquidity of the Company's securities if additional broker dealers do not make a market in the Company's securities. Moreover, should Indiana investors purchase any of the securities sold in this offering from the Underwriter prior to the possible revocation of the Underwriter's license in Indiana, such investors will not be able to resell such securities in such state through the Underwriter but will be required to retain a new broker dealer firm for such purpose. The Company cannot ensure that other broker dealers will make a market in the Company's securities. In the event that other broker dealers fail to make a market in the Company's securities, the possibility exists that the market for and the liquidity of the Company's securities may be adversely affected to an extent that public security holders may not have anyone to purchase their securities when offered for sale at any price. In such event, the market for, liquidity and prices of the Company's securities may not exist. The Company does not intend to seek qualification for the sale of the Securities in the state of Indiana. It should be noted that although the Underwriter may not be the sole market maker in the Company's securities, it will most likely be the dominant market maker in the Company's securities. See "Underwriting."

Substantial Portion of Proceeds to be Used to Repay Indebtedness

         Approximately 25% of the net proceeds of this offering, or $1,241,000 is intended to be used to repay existing indebtedness of the Company. Of this amount, approximately $189,000 will be used to repay Eli and Marilyn Hertz for advances and loans to the Company, and $895,000 will be used to pay down a bank line from United Mizrachi Bank, which obligations of the Company have been guaranteed by Eli and Marilyn Hertz. See "Use of Proceeds."

Benefit of Offering to Principal Shareholders;

         The Company has an outstanding loan balance to Mr. and Mrs. Hertz of approximately $189,000 as of September 30, 1996. In addition, they have guaranteed the payment of the Company's indebtedness to the United Mizrachi Bank (the "Bank"), which amount, as of September 30, 1996, was $895,000. The Company intends to use a portion of the net proceeds of this offering to repay the Company's borrowings from Eli and Marilyn Hertz, the Company's obligation to the Bank guaranteed by them and also to fund a distribution to Eli and Marilyn Hertz (See S Corporation Distribution) estimated at $225,000 as of May 31, 1996.

Consequently, both Eli and Marilyn Hertz stand to benefit from this offering and the foregoing transactions including the manner in which the net proceeds of this offering are to be allocated, represent a potential conflict of interest for Mr. and Mrs. Hertz. See "S Corporation Distribution" and "Use of Proceeds."

Dependence on Management

         The Company's business is principally dependent on certain key management personnel for the operation of its business. In particular, Eli E. Hertz has played the primary role in the promotion, development and management of both facets of the Company's business. The Company has entered into a five year employment agreement with Mr. Hertz. Under this agreement, Mr. Hertz is to be paid an annual salary of $225,000 per year. The Company is the owner and beneficiary of a key-man life insurance on Mr. Hertz in the amount of $1 million. There can be no assurance, however, that the death of Mr. Hertz or his departure from the Company for any reason would not have a materially adverse effect on the operations of the Company. See "Business" and "Management."

Need to Develop Sales Force and Expand Employee Base


         The Company's plan for the future contemplates the training and development of a national sales organization to sell and service Hertz Computer's products. Heretofore, most of the Company's computer sales activity have been confined to process unsolicited orders by telephone. Consequently, the Company does not have a core of experienced sales persons upon which to build a sales force. It is committed to allocating a significant amount of money which it expects to obtain from this Offering, to the hiring of a sales force, including a national sales director of sufficient experience and stature, for the marketing and selling of computers nationally. There can be no assurance, however, that any such sales force developed by the Company will be successful in marketing and selling its computers to an expanding geographic market.

         The Company has approximately 56 employees as of July 1, 1996. This number is expected to increase significantly in the next year as the Company expands its manufacturing, sales and service operations. The Company's success depends upon its ability to attract and retain highly qualified management and technical personnel in addition to the national sales organization it is committed to build. Competition for qualified employees is intense. In addition, the process of locating needed personnel with the combination of skills and attributes required to implement the Company's expansion plans may take more time than is currently contemplated.

Pending Litigation

         The Company is a party to two pending suits one as a defendant and the other as a plaintiff, in which the defendant has asserted a counterclaim seeking a large amount of damage from the Company. Though the Company believes that the outcome of these cases, taken together, will not have a materially adverse effect on the Company, litigation results are often unpredictable and if a large damage award were rendered against the Company in either case, the result could adversely affect Company operations. See "Legal Proceedings."

Voting Control By Management; Potential Anti-Takeover Effect

         After giving effect to this offering (but without giving effect to the sales of any securities by the Selling Shareholders), Eli and Marilyn Hertz will beneficially own over 50% of the outstanding Shares. Accordingly, they may, by themselves, have sufficient Shares to be able to approve major corporate transactions including amending the Certificate of Incorporation of the Company, the sale of substantially all of the Company's assets, the election all of the directors of the Company and to control the Company's affairs. This voting control may have the effect of delaying or preventing a change in control of the Company and may adversely affect the rights of the shareholders of the Company. In addition, the Company is subject to a State of Delaware statute regulating business combinations which may also hinder or delay a change of control.

Absence of Dividends


         Except for an S Corporation Distribution, the Company does not expect to pay cash or stock dividends on its Shares in the foreseeable future, but instead, intends to retain all earnings, if any, to invest in the Company's operations. The payment of future dividends is within the discretion of the Board of Directors and will depend upon the Company's future earnings, if any, its capital requirements, financial condition and other relevant factors. See "Dividend Policy."

Limitation on Director Liability

         As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation limits the liability of directors to the Company or its shareholders for monetary damages for breach of a director's fiduciary duty, except for liability in four specific instances. These are for (i) any breach of the director's duty of loyalty to the Company or its shareholders,
(ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) unlawful payments of dividends or unlawful stock purchases or redemption's as provided in Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit. As a result of the Company's charter provision and Delaware law, shareholders may have more limited rights to recover against directors for breach of fiduciary duty. See "Management--Limitation on Liability of Directors."

Arbitrary Offering Price

         There has been no prior public market for the Company's Securities. The price to the public of the Securities offered hereby has been arbitrarily determined by negotiations between the Company and the Underwriter and bears no relationship to the Company's earnings, book value or any other recognized criteria of value. The value of $5.00 per Share reflected in the offering price of the Units is substantially in excess of the net tangible book value of $.45 per Share, derived from the Company's May 31, 1996, consolidated balance sheet and in excess of the price received by the Company for shares sold in prior transactions. See "Prospectus Summary--Selected Financial Data," "Underwriting," "Dilution" and "Certain Transactions."

Requirements of Current Prospectus and Potential Restrictions on Exercise of the Warrants

         The Company will be able to issue the Shares upon the exercise of the Warrants and the Underwriter's Purchase Option only if (i) there is a current prospectus relating to the Securities offered hereby under an effective registration statement filed with the Commission, and (ii) such Shares are then qualified for sale or exempt therefrom under applicable state securities laws of the jurisdictions in which the various holders of Warrants reside. There can be no assurance, however, that the Company will be successful in maintaining a current registration statement. After a registration statement becomes effective, it may require updating by the filing of a post-effective amendment. A post effective amendment is required under the Securities Act (i) anytime after nine (9) months subsequent to the Effective Date when any information contained in the prospectus is over sixteen (16) months old; (ii) when facts or events have occurred which represent a fundamental change in the information contained in the registration statement; or (iii) when any material change occurs in the information relating to the plan or distribution of the securities registered by such registration statement. The Prospectus forming a part of this Registration Statement will remain current within the meaning of the Securities Act for not more than nine (9) months following the date of this Prospectus, or until __________, 1997, assuming a post-effective amendment is not filed by the Company. The Company intends to qualify the sale of the Securities in a limited number of states, although certain exemptions under certain state securities ("Blue Sky") laws may permit the Warrants to be transferred to purchasers in states other than those in which the Warrants were initially qualified. The Company will be prevented, however, from issuing Shares upon exercise of Warrants in those states where exemptions are unavailable and the Company has failed to qualify the Shares issuable upon exercise of the Warrants. The Company may decide not to seek, or may not be able to obtain qualification of the issuance of such Shares in all of the states in which the ultimate purchasers of the Warrants reside. In such a case, the Warrants of those purchasers will expire and have no value if such warrants cannot be exercised or sold. Accordingly, the market for the Warrants may be limited because of the Company's obligation to fulfill both of the foregoing requirements. The Company is either exempt or has filed applications to register its securities as of the Effective Date in the following jurisdictions: California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Illinois, Louisiana, Maryland, Nevada, New York and Rhode Island.


Issuance of Authorized but Unissued Shares and Sales of Restricted Shares May Adversely Affect the Market

         The Company is authorized to issue 25,000,000 Shares. If all of the 1,100,000 Units (containing 1,100,000 Shares and 1,100,000 Warrants) offered hereby are sold, there will be a total of 3,000,000 Shares issued and outstanding. In addition, the following Shares have been reserved for issuance:
2,200,000 Shares issuable upon exercise of the Warrants offered to investors in this offering (including those contained in the Units); 165,000 Shares issuable pursuant to the Underwriter's Over-Allotment Option; 330,000 shares issuable upon the exercise of the Warrants included in the Underwriter's Over-Allotment Option; 110,000 Shares issuable pursuant to the Underwriter's Purchase Option; 220,000 shares issuable upon exercise of the Warrants included in the Underwriter's Purchase Option; 900,000 Shares issuable upon exercise of a stock option granted to Eli E. Hertz, up to 750,000 Shares issuable upon exercise of options that may be granted under the Company's Stock Option Plan for officers and key employees and up to 100,000 Shares issuable pursuant to a Company Employee Bonus Plan. After the exercise of all such warrants and options the Company will have 7,775,000
Shares outstanding and 17,225,000 Shares of authorized but unissued capital stock available for issuance without further shareholder approval. As a result, any issuance of additional Shares may cause current shareholders of the Company to suffer significant dilution which may adversely affect the market.

         All of the Company's currently outstanding Shares are "restricted securities" and, in the future, may be sold upon compliance with Rule 144, adopted under the Securities Act. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of two years may sell only an amount every three months equal to the greater of (a) one percent of the Company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of the Company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for three years if there is adequate current public information available concerning the Company. A proposed rule which may be adopted by the Commission would reduce these two and three year periods to one and two years, respectively. Upon the sale of the Securities offered hereby, and assuming that there is no exercise of any issued and outstanding Warrants, the Company will have 3,000,000 Shares issued and outstanding, of which 1,150,000 Shares are "restricted securities", 750,000 Shares are being registered under the registration statement of which this Prospectus is a part and offered under the Alternative Prospectus and 1,100,000 are publicly traded shares. Therefore, during each three month period, beginning ________, 1996, a holder of restricted securities who has held them for at least the two year period may sell under Rule 144, a number of shares up to 30,000 Shares. Non-affiliated persons who hold for the three-year period described above may sell unlimited shares once their holding period is met. Notwithstanding the above, the current officers, directors and principal shareholders have agreed, except as noted below, not to sell, transfer, assign or issue any securities of the Company for a period of twenty-four (24) months following the Effective Date without the consent of the Underwriter. The sale or availability for sale of significant quantities of restricted securities could adversely affect the market price of the Securities. See "Selling Shareholders" and "Description of Securities--Restricted Shares Eligible for Future Sales."

         The registration statement of which this Prospectus is a part also covers the offering of 750,000 Shares being offered by the Selling Shareholders. Of the 750,000 Shares being offered by the Selling Shareholders, 225,000 Shares may be sold during the twelve (12) months from the Effective Date at such time within this 12 month period as is acceptable to the Underwriter, and the balance, consisting of 525,000 Shares after the expiration of 18 months from the Effective Date, subject to earlier release at the sole discretion of the Underwriter. In other offerings where the Underwriter has acted as the managing Underwriter, it has released similar restrictions applicable to selling shareholders prior to the expiration of the lock-up period and in some cases immediately after the exercise of the Over-Allotment Option or the expiration of the Over-Allotment Option period. Certificates evidencing these securities will bear a legend reflecting such restrictions. The resale of the Shares held by the Selling Shareholders is subject to prospectus delivery and other requirements of the Securities Act, as amended. Sales of such Shares or the potential of such sales at any time may have an adverse effect on the market prices of the Securities offered hereby. See

"Selling Shareholders."

         Prospective investors should be aware that the possibility of sales may, in the future, have a depressive effect on the price of the Shares in any market which may develop and therefore, the ability of any investor to market his Shares may be dependent directly upon the number of shares that are offered and sold. Affiliates of the Company may sell Shares during a favorable movement in the market price of the Shares which may have a depressive effect on its price per share. See "Description of Securities."

Lack of Prior Market for Securities of the Company

         No prior market has existed for the Securities offered hereby and no assurance can be given that one will develop subsequent to this offering. The Company has applied for inclusion of the Shares and Warrants on the Nasdaq SmallCap Market, although there can be no assurance that an active trading market will develop, even it the Shares and Warrants are accepted for quotation. Additionally, if these Company Securities are accepted for quotation and active trading develops, the Company is required to maintain certain minimum criteria established by Nasdaq, the continued fulfillment of which by the Company cannot be assured. The Company has been advised that the Shares and Warrants will be listed on the Nasdaq SmallCap Market upon the Effective Date of this offering. The Units will not be listed for quotation. The Underwriter may make a market in the Securities upon the closing of this offering, but there is no assurance that it will be successful in its efforts. The loss or failure of market makers for the Securities will have a material adverse effect on the market for the Securities. See "Description of Securities."

Warrants Subject to Redemption

         The Class A Warrants shall be exercisable for a period of four (4) years commencing one year after the Effective Date. Each Warrant entitles the holder to purchase one Share at $5.50 per Share during the four year period commencing one year from the Effective Date hereof. The Warrants are redeemable by the Company for $.01 per Warrant if the average closing price or bid price of the Shares, as reported by the principal exchange on which the Shares are quoted, equals or exceeds $8.75 per share, for any twenty (20) consecutive trading days ending within five (5) days of the notice of redemption. In the event that the Warrants are called for redemption, the Warrant holders may not be able to exercise their Warrants if the Company has not updated this Prospectus in accordance with the requirements of the Securities Act or these securities have not been qualified for sale under the laws of the state where the warrant holder resides. See "Requirements of Current Prospectus and Potential Restrictions on Exercise of the Warrants". In addition, in the event that the Warrants have been called for redemption, such call for redemption could force the warrant holder to either (i) assuming the necessary updating to the prospectus and state blue sky qualifications have been effected, exercise the Warrants and pay the exercise price at a time when, in the event of a decrease in market price from the period preceding the issuance of the call for redemption, it may be less than advantageous economically to do so, or (ii) accept the redemption price, which, in the event of an increase in the price of the Shares, could be substantially less than the market value thereof at the time of redemption. See "Certain Transactions," "Description of Securities," "Selling Shareholders" and "Underwriting."

Underwriter's Influence on the Market May Have Adverse Consequences

         A significant number of Securities may be sold, in the ordinary course of business, to customers of the Underwriter. Such customers subsequently may engage in transactions for the sale or purchase of such Securities through or with the Underwriter. Although it has no legal obligation to do so, the Underwriter from time to time in the future may make a market in and otherwise effect transactions in the Company's Securities. To the extent the Underwriter acts as market maker in the Securities, it may be a dominating influence in that market. The price and liquidity of such Securities may be affected by the degree, if any, of the Underwriter's participation in the market, inasmuch as a significant amount of such securities may be sold to customers of the Underwriter. Such customers subsequently may engage in transactions for the sale or purchase of such securities through or with the Underwriter. Such market making activities, if commenced, may be discontinued at any time or from time to time by the Underwriter without obligation or prior notice. If a dominating influence at such time, the Underwriter's discontinuance may adversely affect the price and liquidity of the securities.

         Further, unless granted an exemption by the Commission to its Rule 10b-6, the Underwriter and any soliciting broker-dealers may be prohibited from engaging in any market making activities with regard to the Securities for the period from two or nine business days prior to any solicitation of the exercise of Warrants until the later of the termination of such solicitation activity or the termination, by waiver or otherwise, of any right that the Underwriter may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the Underwriter and soliciting broker-dealers may be unable to continue to provide a market for the Securities under certain periods while the Warrants are exercisable which may adversely affect the price and liquidity of the securities.

Exercise of Warrants May Have Dilutive Effect on Market

         The Class A Warrants to be issued in connection with this offering will provide, during their term, an opportunity for the holder to profit from a rise in the market price, of which there is no assurance, with resulting dilution in the ownership interest in the Company held by the then present shareholders. Holders of the Warrants most likely would exercise the Warrants and purchase the underlying Shares at a time when the Company may be able to obtain capital by a new offering of securities on terms more favorable than those provided by such Warrants, in which event the terms on which the Company may be able to obtain additional capital would be affected adversely. See "Underwriting."

"Penny Stock" Regulations May Impose Certain Restrictions on Marketability of Securities

         The Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share subject to certain exceptions. In the event of authorization of the Shares offered hereby for quotation on the Nasdaq SmallCap Market, such securities will initially be exempt from the definition of "penny stock." If the Securities offered hereby are removed from listing on Nasdaq at any time following the Effective Date, the Securities may become subject to rules that impose additional sales practice requirements on broker-dealers who sell such Securities to persons other than established customers and accredited investors (generally, those persons with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of the Securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Securities and may affect the ability of purchasers in this offering to sell the Securities in the secondary market.

         In the event that the Company were not able to qualify the Securities for listing on the Nasdaq SmallCap Market, the Company would attempt to have the Securities traded in the over-the-counter market via the Electronic Bulletin Board or the "pink sheets." In such event, holders of the Securities may encounter substantially greater difficulty in disposing of their securities and/or in obtaining accurate quotations as to the prices of the Securities.

Benefits of Offering to Underwriter

         The Underwriter will receive substantial benefits from the Company in connection with this offering. These benefits include underwriting discounts/commissions, a non-accountable expense allowance and an Underwriter's Purchase Option. In addition, the Underwriter has been granted certain rights under the Unit Purchase Option, which rights include the ability to require the

Company to include the Underwriter's securities in a registration statement under the Securities Act. The exercise of these rights will result in the Company incurring substantial expenses and may cause the Company to register an offering of its securities at a time which is detrimental to the Company's plans. See "Underwriting."

                          S CORPORATION DISTRIBUTION


         Hergo has elected to be treated for federal income tax purposes as an S Corporation. As a result of Hergo's status as an S Corporation, Hergo's current shareholders, rather than Hergo, have been taxed directly on the Hergo earnings for federal and certain state income tax purposes, whether or not such earnings were distributed. Shortly before the closing of this Offering, Hergo will terminate its status as an S Corporation and will thereafter be subject to federal and state income taxes at applicable C Corporation rates.

         Prior to the termination of its S Corporation status, Hergo intends to declare a distribution (the "S Corporation Distribution") to Eli and Marilyn Hertz, its current shareholders. The distribution (estimated at $ 225,000 as of May 31, 1996), represents substantially all of Hergo's remaining undistributed S Corporation earnings. The actual amount of the S Corporation Distribution will be adjusted to include the taxable income of the Company for the period from June 1, 1996 through the day immediately preceding the date on which S Corporation status is terminated, less any New York City income tax payable by the Company with respect to such income and any distributions made to the current shareholders during that time period.

                                USE OF PROCEEDS

         After deducting underwriting discounts of $605,000 and other expenses of the offering estimated to be $576,500 (which includes the Underwriter's nonaccountable expense allowance), assuming an offering price of $5.25 per Unit and $.25 per Warrant, the Company will receive net proceeds from the offering of approximately $4,868,500, which does not include the exercise of the Underwriter's Over-Allotment Option. These proceeds, excluding the exercise of any of the Warrants, will be utilized by the Company substantially for the following:


                                                         Approximate Amount
                                                          of Net Proceeds                  %
         Debt Retirement(1)..........................      $1,241,000                     25.5%
         S Corporation distribution(2)...............         225,000                      4.6%
         Hertz Computer Marketing Program(3).........         600,000                     12.3%
         Hergo Machinery(4)..........................         300,000                      6.2%

         Hergo New Product Development(5)............         400,000                      8.2%
         Hertz Computer - Equipment to Provide
             Internet Services and other
                communications(6)....................         300,000                      6.2%
         Hertz Computer - Update Computer system.....         250,000                      5.1%
         Hergo Marketing(7)..........................         400,000                      8.2%
         Hertz up-grade of new facility and
             production line.........................         295,000                      6.1%
         Working Capital.............................         857,500                     17.6%


----------

(1) Represents payment of $189,000 as of September 30, 1996 for advances and loans to the Company by Mr. and Mrs. Hertz payable on demand carrying an interest of 1% over prime, and $895,000 representing the balance as of September 30, 1996 for loans from the United Mizrachi Bank (the "Bank") under a line of credit terminating on May 31, 1997, which loans bear interest at Premium plus 1% and $205,000 for short-term loans from the Bank, maturing on March 9, 1997 with interest at Libor plus 1%.

(2)      See S Corporation Distribution.

(3) Includes hiring a national sales director, sales persons and sales representatives and implementation of a national promotional campaign, including focused marketing directed at sales to the General Service Administration and to the OEM market.

(4) Modernizing and adding equipment in order to give Hergo greater production capacity and flexibility.

(5) Estimated cost of developing new products, including Hergolite line for use by small businesses and home users.

(6)      Includes installing of high speed telecommunication lines.

(7) Hiring and training sale representatives and increasing promotion and advertising levels.

         Although it is uncertain that the price of Shares will rise to a level at which the Warrants would be exercised, in the event subscribers in this offering elect to exercise all of the Warrants included in the Offering (including those which are components of the Units), the Company will realize gross proceeds of approximately $12,100,000. Management anticipates that the proceeds from the exercise of the Warrants would be contributed to working capital of the Company. Nonetheless, the Company may at the time of exercise allocate a portion of the proceeds to any other corporate purpose. Accordingly, investors who exercise their Warrants will entrust their funds to management, whose specific intentions regarding the use of such funds are not presently and specifically known.

         The amounts set forth in the use of proceeds merely indicate the proposed use of proceeds, and actual expenditures may vary substantially from these estimates depending on market conditions, on the fiscal health of the Company, the success, if any, for the Company's proposed business expansion, activities and the availability of other financing arrangements, such as lines of credit and loans. The Company is unable to predict whether the proceeds of this Offering will be sufficient to accomplish all of the objectives sought to be achieved as set forth above. The Company believes, however, that it should have sufficient capital to pursue its objectives as outlined above for the next twenty-four (24) months. Accordingly, at some future period, the Company may need to seek additional funds through loans of other financing arrangements. No such arrangement exists or are currently contemplated and there can be no assurance that they may be obtained in the future should the need arise.

                                    DILUTION

         As of May 31, 1996, the Company had a net tangible book value of $862,327 or $.45 per share (assuming that the Company had 1,900,000 Shares outstanding as of that date ), derived from the Company's consolidated balance sheet as of that date. Net tangible book value per Share means the tangible assets of the Company less all liabilities, divided by the number of Shares outstanding. After giving effect to the sale of the Shares included in the Units offered hereby a price of $5.00 per Share, after deducting underwriting discounts and estimated offering expenses, net tangible book value as adjusted would be $5,730,827 or $1.91 per share. The result will be an immediate increase in net tangible book value per share of $1.46 to existing shareholders and an immediate dilution to new investors of $3.09 (62%) per share. "Dilution" is determined by subtracting net tangible book value per share after the offering from the offering price to investors. The following table illustrates this dilution.


         Assumed value of Shares included in Units offered hereby..............         $5.00
                  Net tangible book value per Share, before the offering.......           .45
                  Increase per share attributable to the sale by the
                  Company of the Shares offered hereby.........................          1.46
                                                                                        -----
         Pro forma net tangible book value per Share, after the offering.......          1.91
                                                                                        -----
         Dilution per Share to new investors...................................         $3.09
                                                                                        =====

         The above table assumes no exercise of the Warrants, the Underwriter's Over-Allotment or the Underwriter's Purchase Option. If the Underwriter's Over-Allotment Option is exercised in full, dilution to the public stockholder will be $2.94 per share. See "Description of Securities" and "Selling

Shareholders."

         The following table summarizes the investments of all existing shareholders and new investors after giving effect to the sales of the Securities offered hereby assuming no exercise of the Underwriter's Over-Allotment Option:


                                               Percentage       Aggregate       Percentage of       Average
                                Shares          of Total      Consideration         Total          Price Per
                              Purchased          Shares           Paid          Invested            Share
Existing  Shareholders     1,900,000         63.3%           $  903,911           14.1%             $.48
Public Shareholders        1,100,000         36.7%            5,500,000           85.9%            $5.00
                           ----------        -----           ----------           -----
     Total                 3,000,000          100%           $6,403,911            100%            $2.13
                           =========          ====           ==========            ====


         If the Underwriter's Over-Allotment Option is exercised in full, the new investors will have paid $6,325,000 as the assumed value of the Shares included in the Units and will hold 1,265,000 Shares, representing 87.5 percent of the total consideration and 40 percent of the total number of outstanding Shares. See "Description of Securities" and "Underwriting."

                                 Capitalization

         The following tables sets forth the capitalization of the Company (i) as of May 31, 1996, and (ii) as adjusted to reflect the sale of the Securities offered hereby. The table should be read in conjunction with the Financial Statements, the notes thereto and the pro forma financial information included elsewhere in this Prospectus.


                                                                                           May 31, 1996
                                                                                                            As
                                                                                    Actual             Adjusted(1)(2)
                                                                              -------------------    -------------------
Short-term debt(3)                                                                 $1,673,519                 $5,388
Long-term capital lease obligation                                                     19,309                 19,309
                                                                                   ----------                 ------
Stockholders' Equity
       Common stock, $.001 par value; 25,000,000
       authorized, issued and outstanding, 1,900,000 shares
       outstanding, as adjusted                                                         1,900                  3,000
       Additional paid in capital                                                     124,100              4,991,500
       Retained earnings                                                              777,911                777,911
                                                                                   ----------             ----------
Total Stockholders' Equity                                                           $903,911             $5,772,411
                                                                                     --------             ----------
Total Capitalization                                                               $2,596,739             $5,797,108

----------

         (1) Adjusted to reflect (i) the sale of 1,100,000 Units, each Unit consisting of one Shares and one Warrant, and 1,100,000 Warrants by the Company and the net proceeds therefrom and the uses thereof (assuming an initial public offering price of $5.25 per Unit and $.25 per Warrant and after deducting the underwriting discounts and commissions and expenses of this offering estimated at $1,181,500 and (ii) the repayment of certain indebtedness from the use of proceeds. Does not include the proceeds from the sale of Shares pursuant to the exercise of any Warrants or the exercise of the Underwriter's Purchase Option. See "Underwriting."

         (2) Assumes no exercise of (i) the Warrants; (ii) the Underwriter's Over-Allotment Option to purchase up to 165,000 Units and 165,000 Warrants; and (iii) the Underwriter's option to purchase up to 110,000 Units and 110,000 Warrants. See "Description of Securities" and "Underwriting."


         (3)      Short term debt consists of:

                   Current N/P to banks to pay                  $1,117,093
                   Current  Maturities  of long-term  capital
                   Lease obligation                                  5,388
                   Dividend Payable                                224,567
                   Loans to shareholder                            326,471
                                                                ----------
                        Total short term debt                   $1,673,519
                                                                ==========

                                DIVIDEND POLICY

         Holders of the Company's Shares are entitled to cash dividends when, as and if declared by the Board of Directors out of funds legally available therefor. The Company does not anticipate the declaration or payments of any dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance the developments and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that cash dividends of any kind will ever be paid.

                          MANAGEMENT'S DISCUSSION AND
                        ANALYSIS OF FINANCIAL CONDITIONS
                           AND RESULTS OF OPERATIONS


General


         The Company custom designs and assembles PC's and related products and provides technological services and support under the "Hertz" name through its Hertz Computer subsidiary. It also designs, manufactures and sells ergonomically engineered modular mounting support structures and technical furniture for micro computers and electronic devices under the "Hergo" name through its Hergo subsidiary. Computer sales figures, as used herein and elsewhere in this prospectus, include related services, such as systems architecture designs, consulting, installation, personnel training and customer support, most of which services are not separately charged to customers. The proceeds of those charges, which are separately billed, are not material.


Nine Months Ended May 31, 1996 Compared to Nine Months Ended May 31, 1995


Revenues

         Company sales for the nine months ended May 31, 1996, were $9.38 million, compared to $8.22 million for the period ended May 31, 1995, an increase of 14%. Hertz Computer sales increased from $6.81 million to $7.55 million, an 11% increase over the same period. Increased sales of computers to OEMs and governmental agencies accounted for the majority of the increase. Hergo sales increased from $1.41 million to $1.83 million, a 30% increase over the same period. This increase was due primarily to increased advertising in trade publications, and an increasing rate of repeat orders by existing clients.


Gross Profit

         Gross profit of the Company for the nine months ended May 31, 1996, represented 30% of sales compared to 26% for the nine months ended May 31, 1995. The gross profit percentage for Hertz Computer in the period ending on May 31, 1996 reflected a 5% increase over the same period last year, primarily due to a larger share of sales to the OEM and Government markets. Additionally, gross profit improved for the period due to cost reductions in memory and other components, of which some of these benefits were not immediately passed on to customers. The Hergo subsidiary, with its 56% gross profit margin accounted for $1.02 million in gross profit. This compares favorably with the gross profit amount for the nine months ended May 31, 1995 of $0.81 million. The increase of $210,000 in gross profit is primarily the result of an increase in the volume of sales.

Selling, General and Administrative

         For the nine months ended May 31, 1996, selling, general and administrative expenses, of the Company were $2.07 million as compared to $1.94 million for the nine months ended May 31, 1995 representing a favorable decrease as a percentage of sales from 24% to 22% of sales.

         For the period ending May 31, 1996 Hergo trade show and advertising expenses decreased by approximately $81,000. A consulting agreement with a former Hergo minority shareholder expired which resulted in savings of $63,000 for the nine months ending May 31, 1996. In September 1995 the Company purchased a minority interest held by the former manager of its Hertz Israel subsidiary and simultaneously entered into a consulting agreement with him. Such services increased consulting fees by approximately $20,000 in the current period. In addition, the termination of Israeli duties relating to computer purchases from the Far East eliminated a competitive advantage that American exporters making direct sales to Israeli purchasers enjoyed, and to accommodate its customers, Hertz Israel was required to take deliver of computer purchases by Israeli customers for redelivery to such customers. This circuitous routing resulted in increased shipping costs and other costs associated with maintaining an inventory in Israel. In addition, increased competition from Israeli suppliers resulted in the reduction of the Company's gross margins with respect to sales to Israeli customers. See "Risk Factors--1996 Loss in Israeli Subsidiary; Changes in Import Duties."

         Other professional fees increased by $20,000 in the current period, the majority of which were expensed for additional accounting services for Hergo. During the nine month period ending May 31,1996 sales salaries and commissions increased by $91,000 as a result of new sales and marketing initiatives. Salaries of the two principal officers increased by $48,000 in the current period. In order to accommodate additional revenue growth, salaries and general expense increased by about $95,000 in the current period.

Interest Expense

         The net interest expense for the nine month period ended May 31, 1996 was $148,113 as compared to $96,650 for the nine month period ended May 31,1995, an increase of $51,463, of which about $30,000 was attributable to finance additional levels of inventories and working capital and about $21,000 was primarily due to a fluctuations in the exchange rate between the U.S. and Israeli currencies (shekel) for that period. This fluctuation rate was negligible in the comparable nine month period ended May 31, 1995 as currency exchange rates were relatively stable during that period.

Provision for Income Taxes

         Through May 31, 1996 Hergo was classified as a subchapter "S" corporation and incurred no federal corporate taxes. As a result, net income of $387,512 includes a tax provision calculated at a blended tax rate of Hergo and Hertz Computer of 10% and 46%, respectively. Had Hergo been a "C" corporation during this period, the tax provision would have been $366,233 as compared to the actual tax expense of $244,500 for the nine months ended May 31, 1996.

Net Income

         Net Income for the nine months ended May 31, 1996 was $387,512 as compared to $64,005 for the nine months ended May 31, 1995. This increase was mainly due to improved cost controls and the overall increase in sales and gross margins.

Fiscal Year Ended August 31, 1995 Compared to
Fiscal Year Ended August 31, 1994 Revenues

         Sales of the Company for the year ended August 31, 1995, were $11.22 million, compared to $10.93 million for the year ended August 31, 1994, an increase of 3%. Although Hertz Computer sales to other corporate customers grew by approximately $1.73 million, the completion in fiscal 1994 of a nationwide corporate project for a particular customer caused the overall decrease in revenues in the current period. Revenues, attributable to this project, were reduced by a net of $2.40 million when comparing fiscal 1995 revenue to fiscal 1994 revenue. Offsetting the current period reduction in Hertz revenues of approximately $670,000 were increased sales from Hergo of $960,000 in the current period (from $1.27 million during fiscal 1994 to $2.23 million in fiscal 1995, a 76% increase). The sales increases are mainly attributable to new marketing and sales programs.

Gross Profit

         Gross profit for fiscal 1995 represented 28% of sales as compared to 23% of sales for fiscal 1994. The primary reason for this is the increased contribution Hergo has made as a percentage of total sales in fiscal 1995. The higher profit margin of Hergo sales allowed consolidated Company margins to rise faster than consolidated Company sales.

Selling, General and Administrative

         For the fiscal year ended, August 31, 1995, selling, general and administrative expenses were $2.87 million (26% of sales ) as compared to $2.29 million (21% of sales) for fiscal year ended August 31, 1994, an increase of $580,000.

         Legal fees increased $123,000, most of which are primarily attributable to a Hergo litigation ($112,000). See "Legal Proceedings.". Consulting fees increased by $63,000 in the current period due to a consulting services agreement with a former Hergo minority shareholder which commenced on August 26, 1994, which costs were offset in part by the eliminations of the minority shareholder's annual salary of $50,000 as an employee. Other professional fees increased by $50,000 in the current period primarily as a result of increased computer programming fees for modifications of existing computer systems. Hertz Computer and Hergo implemented new sales and marketing programs which were the main reason for increased trade show expenses of $58,000, advertising expenses of $36,000, telephone expenses of $45,000, and sales and marketing salaries and associated expenses of $245,000. The establishment of a larger administrative department to control the increased activities resulted in administrative salaries and associated expenses to increase by $92,000 in the period ended August 31, 1995. Other increases of $90,000, in the 1995 period , were due to increased travel expenses and repair and maintenance expenses related mainly to moves to new locations made by Hertz Israel and Hergo. In response to the necessity of putting all the above programs in place, the shareholders reduced their compensation in the period ended August 31, 1995 by approximately $175,000.

Interest Expense


         Net interest expense for the year ended August 31, 1995 was $131,484 as compared to $58,340 for the year ended August 31, 1994. Interest to finance the increases in inventory and accounts receivable levels was the primary reason for the increase in net interest expense of $73,144.

Provision for Income Taxes

         Through August 31, 1995 Hergo has been classified as a subchapter "S" corporation, and as such, incurred no federal corporate taxes. As a result, net income of $54,113 includes a tax provision calculated at a blended tax rate of Hergo and Hertz Computer of 10% and 46%, respectively. Had Hergo been a "C" corporation during this period, the tax provision would have been $73,602, as compared to the actual tax expense of $77,615 for the fiscal year ended August 31, 1995 as the Company would have been able to offset the taxable losses incurred by Hergo during this period.

Net Income

         Net Income for the year ended August 31, 1995 was $54,113 as compared to $174,895 for the year ended August 31, 1994. Improved margins generated through better customer and product mix sufficiently allowed for expenses necessary for potential future growth.

Liquidity and Capital Resources

For the Nine Months Ended May 31, 1996 and May 31, 1995

         The Company has available a total of $1,000,000 pursuant to a Revolving Line of Credit secured by substantially all the personal property of the Company and personally guaranteed by the principal shareholders. The borrowings bear interest at the prime rate plus 1% (effective rate at May 31, 1996 was 9.25% as compared to a rate at May 31, 1995 of 10%). As of May 31, 1996, the outstanding balance under this agreement was $895,000 which remained unchanged from May 31, 1995.

         In February 1996, the Company entered into a line of credit agreement with the Bank through Hertz Israel for $300,000 with an interest rate at the six month Libor Rate plus 1.25% (6.91% at May 31, 1996) which is effective through March 9, 1997. As of May 31, 1996, the outstanding line of credit balance was $211,375 which consists of two short term notes ($205,240 in total). These loans were originally due on September 9, 1996, but were extended six months and are presently due on March 9, 1997. The interest rate for the extension period is the six month libor rate plus 1.0%. In addition, an overdraft of $6,135 is outstanding at May 31, 1996.

         For the nine months ended May 31, 1996, the Company generated positive cash flow from operating activities of $336,419 as compared to a negative cash flow of $409,185 for the previous nine month period. The primary reason for this difference is due to the increase in sales and net income for the period ended as of

May 31, 1996 as compared to the period ended as of May 31, 1995, and the improvement of collections of accounts receivable. The Company generated a negative cash flow of $91,482 from financing activities for the nine months ended May 31, 1996 as compared to a positive cash flow from financing activities of $433,610 for the previous nine month period. The primary reason for the negative financing activities is due to a repayment of a note payable to a shareholder for $195,127 as compared to proceeds received from a shareholder of $200,689 from the previous nine month period. In addition, the increase in net bank borrowings for the nine months ended May 31, 1996 was $103,645 as compared to $224,019 for the previous nine month period.

         Net purchases of fixed assets in the nine months ended May 31, 1996 were $82,623 as compared to $38,396 for the previous nine month period.

         The Company currently anticipates that the gross proceeds from the sale of the Units and Warrants will generate $6,050,000 (or $6,957,500 if the Underwriter's Overallotment Option is exercised in full) before commissions and offering expenses of $1,181, 500. The Company expects to utilize these proceeds to pay the outstanding balance of notes payable to the current shareholders and the revolving line of credit with the Bank. The Company further intends to make a subchapter S Distribution of $224,567 to the current shareholders of Hergo. See "Risk Factors--Litigation Involving Underwriter May Affect Securities."


For the Fiscal Years Ended August 31, 1995 and 1994

         As of August 31, 1995, the Company had available a total of $1,000,000 ($800,000 as of August 31, 1994) pursuant to a Revolving Line of Credit secured by substantially all the personal property of the Company and is personally guaranteed by the principal shareholders. The borrowings bear interest at the prime rate plus 1% (effective rate at August 31, 1995 was 9.75% as compared to a rate at August 31, 1994 of 7.7%). As of August 31, 1995, the outstanding balance under this agreement was $895,000 as compared to $700,000 at August 31, 1994.

         For the fiscal year ended August 31, 1995, the Company generated a negative cash flow from operating activities of $394,587 as compared to a positive cash flow of $22,721 for the fiscal year ended August 31, 1994. The negative operating cash flow was due primarily to an increase in accounts receivable of approximately $298,000 and ending inventory of $140,000 at year end. Inventory levels rose as a primary result of two factors: (i) increased inventory levels for Hergo to meet demands of rising sales; (ii) increased inventory levels for Hertz-Israel due to the shift by certain customers to purchase goods directly from Hertz-Israel as opposed to directly purchasing goods from Hertz Computer. This shift was primarily attributable to a change in the import tax laws in Israel effectuated in 1995. The increase in accounts receivable is mainly a result of the increased sales of Hertz-Israel, which was due to a change in the import tax laws, as discussed above. As the length of time to process sales orders to customers increased, since Hertz Computer was no longer drop shipping goods to the Israeli customers, the Hertz-Israel accounts receivable balances increased by approximately $263,000.

         Net purchases of fixed assets in the fiscal years ended August 31, 1995 and 1994 were $46,888 and $96,591, respectively.

         The Company generated a positive cash flow from financing activities of $489,119 as compared to a positive cash flow of $35,917 for the fiscal years ended August 31, 1995 and August 31, 1994, respectively. The primary reasons for this increase was the increased borrowing base generated from the Revolving Line Of Credit and a shareholder loan of $176,083 in the 1995 fiscal year with an interest rate of 10% due September 1, 1997.

                                    BUSINESS

         The Company custom designs, assembles and sells PCs and related technology and provides services under the "Hertz" name. It also designs, manufactures and sells ergonomically engineered modular mounting and support structures ("Modular Racking Systems") for PCs and related peripherals under the "Hergo" name.

Products and Service

         Hertz Customized Computers and Related Services. The Company designs and sells customized PCs and provides a broad range of related services, including system architecture design, consulting, installation, personnel training and customer support. PCs are assembled in a number of different configurations using standard component parts. Customization enables the Company to accommodate customer computer needs with respect to storage capacity, speed, price, applications, size, configuration and a range of other considerations that can be accommodated in whole or in part by the selection of appropriate components. Hertz PCs are currently being used to operate MRI machines, to provide voice mail services, for use in military radar systems and for use in shopping center kiosks to enable prospective purchasers of music discs and tapes to select and hear their musical selections prior to purchase.

         Most of the PCs sold by the Company are for use in a network configuration. The Company, as an additional service, will configure the network for the customer for which it will charge an additional hourly fee. The Company also provides its customers with continuing support and assistance in the maintenance and operation of Company purchased products.

         Hergo Modular Racking Systems. The Company's Hergo division designs and manufactures and sells Modular Racking Systems which serve to conserve space and help organize and facilitate the accessibility of all types of computer hardware, communication and electronic devices and other peripherals. Hergo systems are suitable for use in any size computer room or technical environment. The market for these Modular Racking Systems was created in large part by the replacement of mainframe computers by multiple PCs. The Company was one of the first companies to provide a cohesive, functional and architecturally attractive racking system that vertically mounts and supports multiple computers, servers and related peripherals, such as printers, monitors, scanners and modems, used in tandem with each other, or in juxtaposition with each other and interconnected for networking functions.

         The Company has designed basic modular components in a variety of colors that in combination can be used to create limitless mounting and support structures. The components, made of a heavy-duty steel, are interchangeable so as to permit the user to easily add new equipment or reconfigure existing setups. The Modular Racking Systems are suitable for a variety of applications including multiple LAN file servers and communication control centers, on trading floors, in testing laboratories, in training rooms, in multimedia, video and broadcast production centers and in manufacturing areas as well as for personal workstations.

         The basic charge by the Company for its Modular Racking Systems does not include shipment or installation. The Company will ship the completed unit by common carrier at the customer's expense, or if the customers wishes the Company to install the unit, the Company will deliver the unit in a Company owned van and arrange for its installation at the customer's premises. The charge for theses additional services are usually determined on a percentage of the purchase price charged for the basic unit.

         New Products and Services.

         "Hergolite". The Company has recently begun development of a new line of Modular Racking Systems, specially designed for the smaller business or the home office user. These systems are lighter and smaller than those prepared for the larger commercial company market. It is expected that this new line will be called "Hergolite." Approximately $400,000 of the net proceeds of this Offering has been allocated for use in the test marketing and promotion of the Hergolite line and changes in the current line.

         Internet Services. A number of the Company's commercial customers have indicated an interest in establishing a presence on the World Wide Web. The Company sees in this interest, an opportunity to provide Internet solutions to these customers in addition to serving their computer hardware and/or computer racking needs. Beginning sometime toward the end of the year, the Company plans to establish a new division to begin offering its corporate customers a menu of Internet services, including Internet Access, Web site design and consulting, and Web hosting services.

         The Company currently has a high speed dedicated connection through a T1 to the Internet from its corporate offices in New York. By building and installing additional server equipment at its facilities, the Company believes it can effectively sublease its Internet connection to its corporate customers in the New York metropolitan area and corporate clients would be able to access the Internet by dialing into the Company's facility. Web design involves the transformation of the traditional paper brochure into a digitized format. The

Company has one Web designer in-house and intends to hire at least one more designer. The Web designer is a graphic designer with programming skills in Web protocol (hyper text markup language). The Company will offer assistance to its customers in their planning and designing of home pages. Finally, the Company will offer its clients the ability to publish their Web sites within their own facilities or from the Company's computer facilities. Currently, the Company has started to market a line of Web servers. For smaller companies, that are not interested in the higher expense associated with publishing Web sites from their own facilities, the Company can effectively rent server space from its facilities to publish its clients Web sites.

Strategic Growth Plan

         The Company's strategic growth plan consists of strengthening both of its business lines by updating their respective physical facilities and equipment and then intensifying their respective marketing efforts. With respect to the PC business, the Company intends to develop a national sales force, increase its efforts to market Hertz PCs with the Federal Government and expand its OEM business. For the Hergo line, the Company plans on bringing to market new and improved products including "Hergolite" and on strengthening its relationships with its already large company customer base. The Company also plans on actively pursuing a cross marketing program between its Hertz Computer and its Hergo Divisions with special emphasis on marketing the Company as a PC supplier to Hergo Customers. Finally, the Company plans on establishing a new division to offer a variety of Internet services to its corporate clients.

Manufacture and Assembly

         Computers are manufactured at the Company's manufacturing facilities in New York City, which has a capacity to produce between 30 and 35 computers a day. The Company expects to move its New York facility to its new location on Varick Street in November 1996, where the computer capacity per day should increase to 96. The Modular Racking Systems are manufactured at the Company's Woodside, Queens facility. This facility has the capacity (with its existing space, not including machinery) to double its current production rate.

         The Company gives limited warranty coverage for its computers and Modular Racking Systems for varying time periods depending on several factors including the component parts affected, during which period the Company will repair or replace defective products or parts at no cost to the customer. Where product failure is the result of a defect in a component part, the Company is often covered through warranty agreements with its vendors. The net cost to the Company for its warranty service has not been significant to date.

Suppliers

         The Company stocks most of the component parts used both in the manufacture of its computers and in the manufacture of its Modular Racking Systems. The cost of some components used in the computers, such as central processing units ("CPU's") and memory, can fluctuate from week to week or from one day to the next, and for this reason, the Company tries not to stock these items for use over a long period of time. It generally seeks to purchase these price sensitive items within about two weeks advance of use. To date, the Company has not experienced any difficulty in receiving the needed items on short notice. Most of the component parts purchased by the Company in connection with the computers are obtained from a number of different sources. The Company believes that it is not dependent on any single source, as alternative sources are available. Most of the heavy duty steel components used in the Modular Racking Systems are made by Hergo. The Company acquires its raw materials for these components from a number of different companies and believes that adequate alternative raw material sources are available if required.

Marketing and Sales

         The customized computer and related services. Sales to commercial customers are generally made by unsolicited telephone calls initiated by prospective customers. Salespersons at the Company are trained to work with the caller and elicit his company's computer needs and work out the specifications of a computer which best satisfies its needs. In cases where a large potential sale is involved or where a sale is regarded as a significant entree into a new market or in other special situations, senior management may take an active role in sales negotiations which may also involve a visit or visits to the customer's premises. Government sales are made through competitive bidding in response to published specifications, invitations to bid or requests for proposals. The Company is an approved provider to the New York State Office of General Services ("OGS") and to the Federal Government's General Services Administration ("GSA").

         Approximately 36% of the Company's total sales for its 1995 fiscal year (41% of total sales for the nine month period ended on May 31, 1996) were to Governmental Entities. The Company has been approved by OGS as an approved provider to New York State governmental purchasing units and by GSA, which monitors all U.S. government procurement of computers and equipment. While the Company has concentrated its computer selling on state and some federal agencies, it has not made any significant sales to the Federal Government, though it has been accredited by it as an approved provider. The Company believes this is an area that should be exploited and intends to allocate a portion of the net proceeds to be received in this offering to support the dedication of at least one person, whether he be newly hired or a current employee, to the cultivation and development of the Federal Government market. While the Company intends to expand its position in the governmental market, it believes that such markets are generally more sensitive to budgetary constraints. The Company has been focusing its sales efforts on the commercial market and particularly on the OEM market where the gross margins are generally higher.


         The OEM market, broadly defined, includes any business where the final product incorporates parts, assemblies or full products of a third party manufacturer. For example, most of today's elevator controls, MRI machines and voice mail phone systems all use PCs as integral components in their final products. Many OEM's depend on PCs to operate their computer driven products. Failure of their PCs would render their own products non-functional. Consequently OEM's place a higher premium for quality and reliability in their computers and for such computers, they are generally prepared to pay more.

         For the year ended August 31, 1995, no single customer accounted for as much as 10% of total sales. Sales of computers to Israel for the 1995 fiscal year were approximately $1,900,000 or 17% of the Company's total sales for such year. For the nine month period ending on May 31, 1996, sales of computers to Governmental Entities accounted for 41% of total Company sales (as compared to 36% for the 1995 fiscal year) including sales to the New York Department of Social Services which alone accounted for 18% of total sales.

         The Company has exhibited its computers at trade shows and has, from time to time, circulated brochures and articles containing excerpts from favorable trade press reviews of one or more of its computers. Much of its computer business is repeat business, and the source of new customers has been largely by word of mouth and responses from favorable media product reviews. The Company's small sales staff is primarily occupied with taking and filling orders by telephone. The Company is now committed to developing a sale force that will seek out new business and has allocated a portion of the net proceeds to be received in this Offering for this purpose.

         Hergo Modular Racking Systems. The Company constructed and sold Hergo Modular Racking Systems to approximately 450 customers in 1995. These customers included 15 to 20 of the largest and best known corporations in America. Companies of the size and stature of Citibank, N.A., AT&T, Dow Jones, Bell Atlantic, Pfizer, Hewlett Packard, the New York Times and Time Warner, all purchased Hergo Structural Support Units in 1995. Sales are generated in large part through advertising. The Company also deals with resellers who act as intermediaries for the end user.

         The Company has an advertising budget for its Hergo Modular Racking Systems. For the 12 month period ended August 31, 1995, the Company spent approximately $120,000 on advertising the "Hergo" product line, primarily in trade publications and in the preparation and circulation of brochures. The Company currently maintains a staff of five Hergo sales people who are paid on a base salary plus commission.

Competition

         There are many companies selling computers that may be regarded as competitors of the Company. Computers are sold directly to commercial and government entities by manufacturers such as IBM, Hewlett Packard and Apple, by large retail outlets such as Comp USA and Staples, by mail order houses, electronic equipment catalogues and by assemblers and entities like the Company selling computers under their own names. Many of these companies have substantially greater financial, sales, marketing, technical and other competitive resources then those of the Company. As a result, these competitors may be able to devote greater resources than the Company to the sale and service of microcomputer products. Some of these companies, by themselves, have the economic power to control prices and the technical expertise to develop and bring to market, improved versions of existing products long before they become available to the Company. Many of the computers manufactured by the Company have received favorable reviews in the trade press. By way of example, in the December 5, 1995 issue of PC Magazine's cover story in which PC Labs tested 83 Windows 95-based PCs from 52 Leading PC Companies, the Hertz Pentium 133MHZ "was the best performing 133-MHz Pentium system" in the roundup.The Company's senior management tries to keep abreast of changes in the computer technology market with respect to the claims and limitations of new component parts and accessories. In many cases they are able to combine this information with their intimate knowledge of their customers needs to fine tune their selection of component parts to produce computers which better suit the specific needs of their customers. The Company believes that management's knowledge of the market, the Company's 15 years in business and the favorable name recognition that the Hertz computer enjoys are factors that set the Company apart from many of its competitors. However, whatever advantage the Company enjoys from these factors can easily be lost if the Company's pricing and technical features of its products will not be able to compete with the prices and technology of comparable products from other suppliers.


         The business of providing functional, architecturally attractive Modular Racking Systems specifically designed to mount, support and allow easy access to PCs and related equipment is a relatively new business. Nevertheless, there are a number of companies already in the business, some of whom are considerably larger and better established than the Company. Moreover, because of the attractive profit margins in the business and the absence of any serious barriers to entry, it is likely that a plethora of additional companies might soon enter the field.

         The market for Internet access and related services is extremely competitive. The Company, however, intends to initially enter this market on a very limited basis. Initially, at least, it intends to offer a narrow range of Internet services to its existing customers, many of whom are not currently being serviced by an Internet service provider. The Company believes that there are some advantages , which it will seek to exploit, of being a single source provider combining the ability to offer computers and related equipment with Internet access, training and similar services.

Intellectual Property Rights

         The Company seeks to protect its proprietary rights by obtaining non disclosure and confidentiality agreements from its employees and consultants. The Company has trademark registrations for "Hergo" and "Hergonized." It has applied for registration of the Hertz Computer name, but such registration has not been issued pending resolution of a claim by another party that claims rights to use the name. Neither of the two principal products of the Company enjoys patent protection. See "Risk Factors," "Lack of Proprietary Rights; Trademarks".

Employees

         The Company employs 56 persons. In addition to three (3) executives at the corporate level its computer division employs nine (9) persons, two of whom are skilled in computer technology, in the actual production of computers, five
(5) persons in computer sales, five (5) in administration, and one (1) marketing manager. For the Hergo operations, the Company employs fifteen (15) production workers, one (1) plant manager, one (1) installation specialist, two
(2) graphic designers, two (2) in administration and five (5) sales persons. The Israeli office employs seven (7) people.

Facilities

         The Company currently occupies under leases which expired on August 31, 1996 an aggregate of approximately 10,000 square feet in two buildings on lower Fifth Avenue at 33rd Street in New York City, which it uses for manufacturing computers and as the principal sales office for both product lines. The Company has leased new loft space on 75 Varick Street, consisting of 13,201 square feet for a six year period beginning on September 1, 1996, at an annual rental of $115,508 a year. The Company expects to move its entire operations on Fifth Avenue to the Varick Street premises sometime in November. Until such move it is able to continue at the Fifth Avenue premises on a month to month basis The Company also leases an aggregate of 16,000 square feet in Woodside, Queens, New York for its Hergo manufacturing facility. The leases for this space, which end on February 28. 2000, has an annual rent of approximately $100,000. The Company also leases space in Ashdod, Israel. The annual rental for such space is $16,500, under a lease that expires on May 31, 1998 with the right to renew the lease for three successive one year periods.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The current directors, persons elected to serve as directors commencing on the Effective Date and executive officers of the Company are as follows:

         Name               Age           Position
         ----               ---           --------
         Eli E. Hertz       47    Chairman, President and Chief Executive

                                  Officer; Director

         I. Marilyn Hertz   45    Vice Chairperson, Secretary and Director

         John C. Rudy       54    Vice President, Principal Financial Officer,
                                  and Chief Accounting Officer

         Beryl Ackerman     47    Director

         Bruce Borner       45    Director*


------------
         *Elected as a director, effective as of the Effective date.

         Each of the directors of the Company holds office until the next annual meeting of shareholders, or until his successor is elected and qualified. At present, the Company's bylaws provide for not less than one director nor more than five directors. Currently, the Company has three directors. The Board will be expanded to four directors following this Offering. The Board has elected Bruce Borner to fill the vacancy on the Board, effective upon the Effective Date. The bylaws permit the board of directors to fill any vacancies and directors so elected may serve until the next annual meeting of shareholders or until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors. I. Marilyn Hertz is the wife of Eli E. Hertz. See "Certain Transactions."


         The principal occupation and business experience for each officer and director of the Company, including those directors elected, effective as of the Effective Date, for at least the last five years are as follows:

         Eli E. Hertz was a co-founder of Hertz Computer and has been a principal officer of Hertz Computer and Hergo since their respective formations in 1982 and 1991. He has a B.S. degree in Management Science and Economics and an MBA in Accounting and Management from Long Island University.

         I. Marilyn Hertz was a co-founder of Hertz Computer and the founder of Hergo. She has been a principal officer of Hertz Computer and Hergo since their respective formations in 1982 and 1991. Before becoming a full time employee of the Company, Mrs. Hertz was an officer of Citibank in its computer systems department. Mrs. Hertz is a graduate of Queens College, and for over 12 years, has lectured on micro and mainframe computer programming at Queens College.

         John C. Rudy was elected Vice President, Principal Financial Officer and Chief Accounting Officer on October 10, 1996. Mr. Rudy's employment does not require him to devote his full-time to the business of the Company. He is a Certified Public Accountant, and, President, which he has been since 1992, of

Beacon Consulting Associates, a development and management company providing financial and business consulting services. From 1990 to 1992, he was Director of Turnaround Services at Coopers & Lybrand.


         Bruce Borner has, for more than five years, been president of Computer Projections, a company which is a consultant to, and developer of, a wide range of information/database systems for diverse industries. Mr. Borner has a MBA from the Harvard Business School, Management Development Institute (IMD) in Lausanne, Switzerland.


         Beryl Ackerman was elected to the Board on October 10, 1996. Since June 1994, Mr. Ackerman has been a consultant to Justified Computer System, a computer consulting firm. Prior thereto, he was a computer specialist for the New York City Department of Transportation. He is also a Coordinator for Computer Systems in the Continuing Education Program at Queens College, and a lecturer at Baruch College.


Committees of the Board of Directors

         The Board of Directors has an Audit Committee which will be comprised of Bruce Borner and Beryl Ackerman. The Audit Committee recommends to the Board of Directors the appointment of independent auditors, reviews and approves the scope of the annual audit of the Company's financial statement, reviews and approves any non-audit services performed by the independent auditors and periodically reviews and approves major accounting policies and significant internal accounting control procedures.

         The Board of Directors also has a Compensation Committee which will be comprised of Bruce Borner and Beryl Ackerman. The Compensation Committee reviews and recommends compensation for officers and directors, administers stock option plans and reviews major personnel matters.

Remuneration

         The following table sets forth the combined remuneration paid by Hertz Corporation and Hergo during fiscal years ended August 31, 1994, 1995 and 1996, to the named officers and directors of the Company. For the periods shown, no other executive officer received remuneration in excess of $100,000 per annum.

                                         Summary Compensation Table

                                            Annual Compensation

Name and Principal Position               Year    Salary    Bonus
---------------------------               ----    ------    -----
Eli E. Hertz,                             1996   $175,000     --
Chairman, President and                   1995    140,769     --
Chief Executive Officer                   1994    217,873     --



I. Marilyn Hertz,                         1996   $165,000     --
Vice Chairperson                          1995    180,769     --
                                          1994    278,702     --


Barry J. Goldsammler,                     1996   $111,500     --
Executive Vice President                  1995     97,401     --
                                          1994    105,395     --



Employment Agreements

         The Company has entered into employment agreements ("Agreements") each dated as of July 1, 1996 with Eli E. Hertz and with I. Marilyn Hertz. The term of their employment will commence upon the Effective Date and will expire on the fifth anniversary thereof. The annual salary under the Agreement with Mr. Hertz is $225,000 and under the Agreement with Mrs. Hertz is $75,000. Their salaries may not be increased during the first three years and can be increased thereafter only with the approval of a disinterested majority of the Board of Directors. Under Mr. Hertz' Agreement, he is granted options to purchase 900,000 Shares at the same exercise price and on the same terms as the Class A Warrants issuable hereunder.

         The Agreements provide, among other things, for participation in an equitable manner in any profit-sharing or retirement, separation and disability plans for employees or executives and for participation in other employee benefits applicable to employees and executives of the Company. The Agreements further provide for the use of an automobile and other fringe benefits commensurate with their duties and responsibilities. The Agreement with Mr. Hertz also provides for benefits in the event of retirement, separation and disability.

         Under the Agreements, employment may be terminated by the Company with cause or by the executive with good reason. Termination by the Company without cause, or by the executive for good reason, would subject the Company to liability for liquidated damages in an amount equal to the terminated executive's base salary for the remaining term of his employment agreement or 12 months, whichever is higher.

Stock Options

         On August 7, 1996, in order to attract and retain persons necessary for the success of the Company, the Company adopted its 1996 Stock Option Plan (the "Option Plan") covering up to 750,000 of its Shares, pursuant to which officers, directors and key employees of the Company and consultants' to the Company are eligible to receive incentive and/or non-incentive stock options. The Option Plan, which expires on a August 6, 2006, will be administered by the Board of Directors or a committee designated by the Board of Directors. The selection of participants, allotment of shares, determination of price and other conditions relating to the purchase of options will be determined by the Board of Directors, or a committee thereof, in its sole discretion. Incentive stock options granted under the Option Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Shares on the date of the grant, except that the term of an incentive stock option granted under the Option Plan to a shareholder owning more than 10% of the outstanding Shares may not exceed five years and its exercise price may be not less than 110% of the fair market value of the Shares on the date of the grant. As of September 12, 1996, no options had been granted under the Option Plan.


Discretionary Share Bonus Awards

         The Company has reserved 100,000 Shares for issuance to employees as a reward for past performance or as an incentive for future performance. The determination of the persons to receive Share Bonus Awards, the amount of Shares for each recipient and the time of vesting shall be determined by the Board of Directors or by a committee to be designated by the Board of Directors. Shares may be awarded with immediate vesting or with deferred vesting.

Limitations on Liability of Directors

         As permitted by Delaware law, the Company's Certificate of Incorporation includes a provision which provides that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for a breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, which prohibits the unlawful payment of dividends or the unlawful repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. This provision is intended to afford directors protection against, and to limit their potential liability for monetary damages resulting from, suits alleging a breach of the duty of care by a director. As a consequence of this provision, shareholders of the Company will be unable to recover monetary damages against directors for action taken by them that may constitute negligence or gross negligence in the performance of their duties unless such conduct falls within one of the foregoing exceptions. The provision, however, does not alter the applicable standard governing a director's fiduciary duty and does not eliminate or limit the right of the Company or any shareholder to obtain an injunction or any other type of nonmonetary relief in the event of a breach of fiduciary duty. Management of the Company believes this provision will assist the Company in securing and retaining qualified persons to serve as directors.

                            PRINCIPAL SHAREHOLDERS


         The following table sets forth certain information regarding the Company's Shares owned on the date of this Prospectus and, as adjusted, to reflect the sale of Shares offered by this Prospectus, by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the Company's Shares; (ii) each of the Company' officers and directors; and (iii) all officers and directors as a group:


                                                                                   Percentage of Shares

 Name and Address (1)    Position with Company    Number of Shares        Before Offering       After Offering (2)
 ----------------        ---------------------    ----------------        ---------------       --------------
Eli E. Hertz             Chairman,
                         President and Chief
                         Executive Officer;
                         Director                      920,000                 48.4%                 30.7%(3)

I. Marilyn Hertz         Vice Chairperson,
                         Secretary and                 920,000                 48.4%                 30.7%(3)
                         Director

John C. Rudy             Vice President,
                         Principal Financial
                         Officer and Chief
                         Accounting Officer               --                      --                       --

Beryl Ackerman           Director                         --                      --                       --

All Officers and
Directors as a Group
(5 persons)                                           1,840,000                96.8%                   61.3%


--------------------

(1) Mr. Rudy's address is 450 Park Avenue, New York, New York 10022, Mr. Ackerman's address is 1570 East 29th Street, Brooklyn, New York 11229 and Mr. and Mrs. Eli Hertz' address is c/o Hertz Technology Group, Inc. 325 Fifth Avenue, New York, New York 10016-5012.


(2) Does not include the exercise of up to 2,200,000 Class A Warrants offered herein, or any other option or warrant issued by the Company. The Company is offering 1,100,000 Units, each Unit containing one

          Share and one Warrant, at a price of $5.25 per Unit and 1,100,000 Warrants at a price of $.25 per Warrant. Each Class A Warrant entitles the holder to purchase one Share at $5.50 per Share during the four year period commencing one year from the Effective Date. The Class A Warrants are redeemable upon certain conditions. Should the Class A Warrants be exercised, of which there is no assurance, the Company will receive the proceeds therefrom, aggregating up to an additional $12,100,000, which does not include the Class A Warrants in the Underwriter's Over-Allotment Option. See "Description of Securities."

(3) Assumes none of the 750,000 Shares offered under the Alternate Prospectus are sold. If the 750,000 Shares are sold, Eli and Marilyn Hertz will own 18.2%, individually, and 36.3%, collectively, of the outstanding Shares.

                              CERTAIN TRANSACTIONS

         Since 1993, the Company has borrowed moneys from Mr. and Mrs. Hertz with interest at rates ranging from 7% to 10% per annum. The outstanding amount of such borrowings varied from time to time. The highest amount of such borrowing in fiscal years ended on August 31, 1995 and August 31, 1994, were $353,000 and $465,613, respectively. The highest amount of such borrowings since September 1, 1995 was $537,648. This amount was $189,000 as of September 30, 1996. In June of 1995, the Company entered into a Revolving Line of Credit with the United Mizrachi Bank under which the Company could borrow up to $1,000,000. The Company's obligation under this agreement was guaranteed by Eli and Marilyn Hertz. As of September 30, 1996, the balance outstanding under this agreement was $895,000.

         Pursuant to an agreement dated August 26, 1994, by and among Eli E. Hertz, Amir Rotlevi ("Rotlevi") and Hergo

         (a) Eli E. Hertz acquired the 25% stock interest in Hergo, held by Rotlevi (an original shareholder of Hergo) for $10,000; and

         (b) Hergo reimbursed Rotlevi $18,345 for equipment which Rotlevi had contributed to the Company. In connection with Rotlevi's sale of his stock interest, Hergo entered into a consulting agreement for one year with AFC Industries Inc., a corporation in which Rotlevi was the principal, under which the corporation was paid $134,800, $34,800 on the execution of the agreement $40,000 on January 3, 1995 and the balance in 26 semi weekly installments.


         As of July 31, 1996, the Company agreed to acquire all of Mr. and Mrs. Hertz's shareholdings in Hertz Corporation and Hergo in exchange for which the Company would issue to them an aggregate of 1,840,000 Shares. The exchange of Shares under this Recapitalization will have been effected immediately prior to the Effective Date. All unregistered securities issued by the Company prior to this Offering are deemed "restricted securities" within the meaning of that term as defined in Rule 144 and have been issued pursuant to certain "private placement' exemptions under Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations as promulgated by the Commission. See "Description of Securities."

         The Company intends to indemnify its officers and directors to the full extent permitted by Delaware law. Under Delaware law, a corporation may indemnify its agents for expenses and amounts paid in third party actions and, upon court approval in derivative actions, if the agents acted in good faith and with reasonable care. A majority vote of the Board of Directors, approval of the shareholder or court approval is required to effectuate indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors or persons controlling the Company, the Company has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by an officer, director or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

         Any future transactions with affiliates will be on terms no less favorable than could be obtained from unaffiliated parties and will be approved by a majority of the independent and disinterested directors. Any future loans to Company officers, directors, affiliates and/or shareholders will be approved by a majority of the independent and disinterested directors.

                           DESCRIPTION OF SECURITIES

Common Stock

         The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, $.001 par value per share. There are 1,900,000 issued and outstanding Shares. Holders of the Shares do not have preemptive rights to purchase additional Shares or other subscription rights. The Shares carry no conversion rights and are not subject to redemption or to any sinking fund provisions. All Shares are entitled to share equally in dividends from sources legally available therefor when, as and if declared by the Board of Directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to shareholders. All outstanding Shares are validly authorized and issued, fully paid and nonassessable, and all Shares to be sold and issued as contemplated hereby, will be validly authorized and issued, fully paid and nonassessable. The Board of Directors is authorized to issue additional Shares not to exceed the amount authorized by the Company's Certificate of Incorporation, and to issue options and warrants for the purchase of such shares, on such terms and conditions and for such consideration as the Board deems appropriate without further shareholders' action. The above description concerning the Shares does not purport to be complete. Reference is made to the Company's Certificate of Incorporation and bylaws which are available for inspection upon proper notice at the Company's offices, as well as to the applicable statutes of the State of Delaware for a more complete descriptions concerning the rights and liabilities of shareholders.

         Prior to this offering, there has been no market for the Shares of the Company, and no predictions can be made of the effect, if any, that market sales of Shares and the availability of Shares for sale will have on the market price prevailing from time to time . Nevertheless, sales of significant amounts of the Shares in the public market may adversely effect prevailing market prices, and may impair the Company's ability to raise capital at that time through the sale of its Shares.

         Each holder of Shares is entitled to one vote per share on all matters on which such shareholders are entitled to vote. Since the Shares do not have cumulative voting rights, the holders of more than fifty percent (50%) of the Shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person on the Board of Directors.

Class A Warrants

         The Company is offering 1,100,000 Warrants at a price of $.25 per Warrant, as well as 1,100,000 Warrants included in the 1,100,000 Units being offered.

         The Class A Warrants shall be exercisable commencing one year after the date of this Prospectus ("Effective Date"). Each Class A Warrant entitles the holder to purchase one Share at $5.50 per share during the four year period commencing one year from the Effective Date. The Shares underlying the Warrants will, upon exercise of the Warrants, be validly issued, fully paid and nonassessable. The Class A Warrants are redeemable by the Company for $.01 per Warrant if the average closing price or bid price of the Shares, as reported by the principal exchange on which the Shares are traded, equals or exceeds $8.75 per share, for any twenty
(20) consecutive trading days ending within five (5) day prior to the date of the notice of redemption.

         The Warrants can only be exercised when there is a current effective registration statement covering the Shares underlying the Warrants. If the Company does not or is unable to maintain a current effective registration statement the Warrant holders will be unable to exercise the Warrants and the Warrants may become valueless. Moreover, if the Shares underlying the Warrants are not registered or qualified for sale in the state in which a Warrant holder resides, such holder might not be permitted to exercise the Warrants. See "Risk Factor--Requirements of Current Prospectus and State Blue Sky Registration in Connection with the Exercise of the Warrants Which May Not Be Exercisable and May Therefore Be Valueless."

         The Company will deliver Warrant certificates to the purchaser of Warrants or of Units in this Offering, in which latter case at the rate of one Warrant for each Unit purchased. Thereafter, Warrant certificates may be exchange for new certificates of different denominations, and may be exercised or transferred by presenting them at the offices of the Transfer Agent. Holders of the Warrants may sell the Warrants if a market exists rather than exercise them. However, there can be no assurance that a market will develop or continue as to such Warrants. If the Company is unable to qualify its Shares underlying such Warrants for sale in certain states, holders of the Company's Warrants in those states will have no choice but to either sell such Warrants or allow them to expire.

         Each Warrant may be exercised by surrendering the Warrant certificate, with the form of election to purchase on the reverse side of the Warrant certificate properly completed and executed, together with payment of the exercise price to the Warrant Agent. The Warrants may be exercised in whole or from time to time in part. If less than all of the Warrants evidenced by a Warrant certificate are exercised, a new Warrant certificate will be issued for the remaining number of Warrants.

         Holders of the Warrants are protected against dilution of the equity interest represented by the underlying Shares upon the occurrence of certain events, including, but not limited to, issuance of stock dividends. If the Company merges, reorganizes or is acquired in such a way as to terminate the Warrants, the Warrants may be exercised immediately prior to such action. In the event of liquidation, dissolution or winding up of the Company, holders of the Warrants are not entitled to participate in the Company's assets.

         For the life of the Warrants, the holders thereof are given the opportunity to profit from rise in the market price of the Shares. The exercise of the Warrants will result in the dilution of the then book value of the Shares held by the public investor and would result in a dilution of their percentage ownership of the Company. The terms upon which the Company may obtain additional capital may be adversely affected through the period that the Warrants remain exercisable. The holders of these Warrants may be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain equity capital on terms more favorable than those provided for by the Warrants.

         Because the Warrants included in the Securities being offered hereby may be transferred, it is possible that the Warrants may be acquired by persons residing in states where the Company has not registered, or is not exempt from registration such that the Shares underlying the Warrants may not be sold or transferred upon exercise of the Warrants. Warrant holders residing in those state would have no choice but to attempt to sell their Warrants or to let them expire unexercised. Also, it is possible that the Company may be unable, for unforeseen reasons, to cause a registration statement covering the Shares underlying the Warrants to be in effect when the Warrants are exercisable. In that event, the Warrants may expire unless extended by the Company as permitted by the Warrant because a registration statement must be in effect, including audited financial statements for companies acquired, in order for Warrant holders to exercise their Warrants.

         In the event that the Warrants are called for redemption, the Warrant holders may not be able to exercise their Warrants in the event that the Company has not updated this Prospectus in accordance with the requirements of the Securities Act or these securities have not been qualified for sale under the laws of the state where the Warrant holder resides. See "Requirements of Current Prospectus and State Blue Sky Registration in Connection with the Exercise of the Warrants Which May Not Be Exercisable and May Therefore Be Valueless." In addition, in the event that the Warrants have been called for redemption, such call for redemption could force the Warrant holder to either
(i) assuming the necessary updating to the Prospectus and state blue sky qualifications have been effected, exercise the Warrants and pay the exercise price at a time when, in the event of a decrease in market price from the period preceding the issuance of the call for redemption, it may be less than advantageous economically to do so, or (ii) accept the redemption price, which, in the event of an increase in the price of the Shares, could be substantially less than the market value thereof at the time of redemption.

Restricted Shares Eligible for Future Sale

         All of the Company's currently outstanding Shares are "restricted securities" and, in the future, may be sold upon compliance with Rule 144, adopted under the Securities Act. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of two years may sell only an amount every three months equal to the greater of (a) one percent of the Company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of the Company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for three years if there is adequate current public information available concerning the Company. A proposed rule which may be adopted by the Commission would reduce these two and three year periods to one and two years, respectively. Upon the sale of the Securities, and assuming that there is no exercise of any issued and outstanding warrants, the Company will have 3,000,000 Shares issued and outstanding, of which 1,150,000 Shares are "restricted securities", 750,000 share are being registered under the registration statement of which this Prospectus is part and offered under the Alternative Prospectus and 1,100,000 are publicly traded shares. Therefore, during each three month period, beginning _____, 1996, a holder of restricted securities who has held them for at least the two year period may sell under Rule 144, a number of shares up to 30,000 Shares. Non-affiliated persons who hold for the three-year period described above may sell unlimited shares once their holding period is met. Notwithstanding the above, the current officers, directors and principal shareholders have agreed, except as noted below, not to sell, transfer, assign or issue any securities of the Company for a period of twenty-four (24) months following the Effective Date without the consent of the Underwriter.

         The registration statement of which this Prospectus is a part also covers the offering of 750,000 Shares being offered by the Selling Shareholders. Of the 750,000 Shares being offered by the Selling Shareholders, 225,000 Shares may be sold during the twelve (12) months from the Effective Date at such time within this 12 month period as is acceptable to the Underwriter and the balance consisting of 525,000 Shares may be sold after eighteen (18) months from the Effective Date, subject to earlier release at the sole discretion of the Underwriter. In other offerings where the Underwriter has acted as the managing Underwriter, it has released similar restrictions applicable to selling shareholders prior to the expiration of the lock-up period and in some cases immediately after the exercise of the Over-Allotment Option or the expiration of the Over-Allotment Option period. Certificates evidencing these securities will bear a legend reflecting such restrictions. The Underwriter may release the securities held by the Selling Shareholders at any time after all securities subject to the Over-Allotment Option have been sold or such option has expired. The resale of the securities held by the Selling Shareholders is subject to prospectus delivery and other requirements of the Securities Act. Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the Securities offered hereby. See "Selling Shareholders."

Transfer Agent and Registrar

         The transfer agent and registrar for the securities of the Company is the American Stock Transfer and Trust Company located at 40 Wall Street, New York, New York 10005.

Reports to Shareholders and Warrantholders

         The Company will furnish to holders of the Shares and Warrants annual reports containing audited financial statements. The Company may issue other unaudited interim reports to such persons as it deems appropriate.

         Contemporaneously, with this Offering, the Company shall register its Shares with the Commission, under the provisions of Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, the Company will be required to comply with certain reporting, proxy solicitation and other requirements of the Exchange Act.

                              SELLING SHAREHOLDERS


         The registration statement of which this Prospectus is a part also covers the offering of 750,000 Shares being officered by the Selling Shareholders. Of the 750,000 Shares being offered by the Selling Shareholders, 225,000 Shares may be sold during the twelve (12) months from the Effective Date at such time within this 12 month period as is acceptable to the Underwriter and the balance consisting of 525,000 Shares may be sold after eighteen (18) months after the Effective Date, subject to earlier release at the sole discretion of the Underwriter. In other offerings where the Underwriter has acted as the managing Underwriter, it has released similar restrictions applicable to Selling Shareholders prior to the expiration of the lock-up period and in some cases immediately after the exercise of the Over-Allotment Option or the expiration of the Over-Allotment Option period. Certificates evidencing these securities will bear a legend reflecting such restrictions. The Underwriter may release the securities held by the Selling Shareholders at any time after all securities subject to the Over-Allotment Option have been sold or such option has expired. The resale of the securities held by the Selling Shareholders is subject to prospectus delivery and other requirements of the Securities Act, as amended. Sale of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby.

         The securities offered hereby may be sold from time to time directly by the Selling Shareholders. The Company will not receive any of the proceeds from such sale. Alternatively, the Selling Shareholders may from time to time offer such securities through underwriters, dealers or agents. The Selling Shareholders are not required to effect sales through the Underwriter. The distribution of securities by the Selling Shareholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transaction or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with such sales of securities. The securities offered by the Selling Shareholders may be sold by one or more of the following methods, without limitations: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. The Selling Shareholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

         At the time a particular offer of Securities is made by or on behalf of a Selling Shareholder, to the extent required, a Prospectus will be distributed which will set forth the numbers of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for shares purchased from the Selling Shareholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

         Under the Exchange Act, and the regulations thereto, any person engaged in a distribution of the Securities of the Company offered by this Prospectus may not simultaneously engage in market-making activities with respect to such Securities of the Company during the applicable "cooling off" period (nine days) prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rule 10b-6 and 10b-7, in connection with the transactions in such securities, which provisions may limit the timing of purchases and sales of such securities by the Selling Shareholders.

                                  UNDERWRITING

         Subject to the terms and conditions of the Underwriting Agreement, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part, the Underwriter has agreed to purchase from the Company 1,100,000 Units and 1,100,000 Warrants offered hereby from the Company on a "firm commitment" basis, if any are purchased. The Underwriter has advised the Company that it proposes to offer to the public the Units at $5.25 per Unit and the Warrants at $.25 per Warrant as set forth on the cover page of this Prospectus and that they may allow to certain dealers who are NASD members, and such dealers may reallow, concessions not to exceed $.____ per Unit and $____ per Warrant. After the initial public offering, the public offering prices, concession and reallowance may be changed by the Underwriter.

         The public offering price of the Securities and the exercise price and other terms of the Warrants were arbitrarily determined by negotiations between the Company and the Underwriter and do not necessarily relate to the assets, book value or results of operations of the Company or any other established criteria of value.

         The Company has granted an option to the Underwriter, exercisable during the 30-day period from the date of this Prospectus, to purchase up to a maximum of 165,000 additional Units and 165,000 additional Warrants at the offering prices, less the underwriting discount, to cover over-allotments, if any.

         The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriter against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act. Insofar as indemnification for liabilities under the Securities Act may be provided to officers, directors or persons controlling the Company, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy and is therefore unenforceable.

         The Company has agreed to pay to the Underwriter a non-accountable expense allowance of three percent (3%) of the aggregate offering price of the Securities offered hereby, including any Securities purchased pursuant to the Over-Allotment Option. The Underwriter's Expenses in excess of the stated expense allowance will be borne by the Underwriter. To the extent that the expenses of the Underwriter are less than the stated expense allowance, the difference may be deemed compensation to the Underwriter in addition to the sales commission payable to the Underwriter.

         The Company has agreed to grant to the Underwriter, or its designees an option ("Underwriter's Purchase Option") to purchase up to an aggregate of 110,000 Units and 110,000 Warrants. The Underwriter's Purchase Option shall be exercisable during the four-year period commencing one (1) year after the Effective Date. The Underwriter's Purchase Option may not be assigned, transferred, sold or hypothecated by the Underwriter after the Effective Date of this Prospectus, except to officers or partners of the Underwriter or of selling group members in this offering. Any profits realized by the Underwriter upon the sale of the Securities issuable upon exercise of the Underwriter's Securities Purchase Option may be deemed to be additional underwriting compensation. The exercise price of the Securities issuable upon exercise of the Underwriter's Purchase Option during the period of exercisability shall be 120% of the initial public offering prices of such Securities. The exercise price of the Underwriter's Purchase Option and the number of Units and Warrants covered thereby are subject to adjustment in certain events to prevent dilution. For the life of the Underwriter's Purchase Option, the holders thereof are given, at a nominal cost, the opportunity to profit from a rise in the market price of the Company's Shares and Warrants with a resulting dilution in the interest of other shareholders. The Company may find it more difficult to raise capital for its business if the need should arise while the Underwriter's Purchase Option is outstanding. At any time when the holders of the Underwriter's Purchase Option might be expected to exercise it, the Company would probably be able to obtain additional capital on more favorable terms.

         If the Company enters into a transaction (including a merger, joint venture or the acquisition of another entity) introduced to the Company by the Underwriter, the Company has agreed to pay the Underwriter a fee equal to five percent of the first $3 million of consideration received by the Company, four percent of the next $3 million, three percent of the next $2 million, two percent of the next $2 million and one percent of the excess, if any, over $10 million.

         Prior to the date of this Prospectus, except as set forth below, all holders of the Shares as of the Effective Date have agreed in writing not to sell, assign or transfer any of the Company's securities without the Underwriter's prior written consent for a period of twenty-four (24) months from the Effective Date. 750,000 Shares of Stock are being offered by the Selling Shareholders under this Offering of which 225,000 shares may be sold during the twelve (12) months from the Effective Date at such time within such twelve month period as is acceptable to the Underwriter, and the balance consisting of 525,000 Shares may be sold at any time after the eighteen (18) months from the Effective Date, subject to earlier release at the sole discretion of the Underwriter. The Company has also agreed not to issue any additional securities except for designated purposes for a period of twenty four (24) months following the Effective Date without the consent of the Underwriter.

         The Company will also pay a warrant solicitation fee to the Underwriter equal to four percent (4%) of the exercise price of the Class A Warrants beginning one year from the date of this Prospectus, if the Underwriter causes the exercise of such Warrants prior to the expiration thereof as set forth in the Warrant Agreement, subject to the Underwriter's compliance with the rules and regulations of the NASD. In accordance with NASD Notice to Members 81-38, no warrant solicitation fee shall be paid (i) upon exercise where the market price of the underlying Common Stock is lower than the exercise price, (ii) for the exercise of warrants held in any discretionary account; (iii) upon the exercise of warrants where disclosure of compensation arrangements has not been made in documents provided to customers both as part of the original offering and at the time of exercise; and (iv) upon the exercise of warrants in unsolicited transactions. The broker-dealer to receive the warrant solicitation fee must be designated, in writing, as the soliciting broker. See "Risk Factors-Exercise of Class A Warrants May Have Dilutive Effect on Market" and "Underwriter's Influence on the Market May Have Adverse Consequences."

         The Underwriter, for three (3) years after the Effective Date, shall have the option to designate a director to serve on the Company's Board of Directors or at its option a non-director observer to attend meetings of the Company's Board of Directors. The Underwriter has indicated that it will designate a person as a non-director observer.

         Following the consummation of this offering, the Underwriter intends to seek others to make a market in the Company's Securities in addition to the Underwriter. The foregoing is a summary of certain provisions of the Underwriting Agreement and Underwriter's Purchase Option which have been filed as an exhibit hereto.

Litigation Involving Underwriter May Affect Securities

         The Company has been advised by the Underwriter that on or about May 22, 1995, the Underwriter and Elliot Loewenstern and Richard Bronson, principals of the Underwriter, and the Commission agreed to an offer of settlement (the "Offer of Settlement") in connection with a complaint filed by the Commission in the United States District Court for the Southern District of Florida alleging violations of the federal securities laws, Section 17(a) of the Securities Act of 1933, Section 10(b) and 15(c) of the Securities Exchange Act of 1934, and Rules 10b-5, 10b-6 and 15c1-2 promulgated thereunder. The complaint also alleged that in connection with the sale of securities in three
(3) IPO's in 1992 and 1993, the Underwriter engaged in fraudulent sales practices. The proposed Offer of Settlement was consented to by the Underwriter and Messrs. Loewenstern and Bronson without admitting or denying the allegations of the complaint. The Offer of Settlement was approved by Judge Gonzales on June 6, 1995. Pursuant to the final judgment (the "Final Judgment"), the Underwriter:

             o was required to disgorge $1,000,000 to the Commission, which amount was paid in four (4) equal installments on or before June 22, 1995;

             o agreed to the appointment of an independent consultant
               ("Consultant").

          Such Consultant is obligated, on or before November 1, 1996:


             o to review the Underwriter's policies, practices and procedures in six (6) areas relating to compliance and sales practices;


             o to formulate policies, practices and procedures for the
               Underwriter that the Consultant deems necessary with respect to the Underwriter's compliance and sales practices;

             o to prepare a report devoted to and which details the
               aforementioned policies, practices and procedures (the
               "Report");

             o to deliver the Report to the President of the Underwriter and to
               the staff of the Southeast Regional office of the Commission;

             o to prepare, if necessary, a supervisory procedures and
               compliance manual for the Underwriter, or to amend the Underwriter's existing manual; and

             o to formulate policies, practices and procedures designed to provide mandatory on-going training to all existing and newly hired employees of the Underwriter. The Final Judgment further provides that, within thirty (30) days of the Underwriter's receipt of the Report, unless such time is extended, the Underwriter shall adopt, implement and maintain an and all policies, practices and procedures set forth in the Report.

         The Final Judgment also provides that an independent auditor ("Auditor") shall conduct four (4) special reviews of the Underwriter's policies, practices and procedures, the first such review to take place six (6) months after the Report has been delivered to the Underwriter and thereafter at six-month intervals. The Auditor is also authorized to conduct a review, on a random basis and without notice to the Underwriter, to certify that any persons associated with the Underwriter who have been suspended or barred by any Commission order are complying with the terms of such orders.


         On July 10, 1995, the action as against Messrs. Loewenstern and Bronson was dismissed with prejudice. Mr. Bronson has agreed to a suspension from associating in any supervisory capacity with any broker, dealer, municipal securities dealer, investment advisor or investment company for a period of twelve (12) months, dating from the beginning of such suspension. Mr. Loewenstern has agreed to a suspension from associating in any supervisory capacity with any broker, dealer, municipal securities dealer, investment advisor or investment company for a period of twelve (12) months commencing upon the expiration of Mr. Bronson's suspension.

         In the event that the requirements of the foregoing judgment adversely affect the Underwriter's ability to act as a market maker for the Shares, and additional brokers do not make a market in the Company's securities, the market for, and the liquidity of, the Company's securities may be adversely affected. In the event that other broker dealers fail to make a market in the Company's securities, the possibility exists that the market for and the liquidity of the Company's securities may be adversely affected to such an extent that public security holders may not have anyone to purchase their securities when offered for sale at any price. In such event, the market for, liquidity and prices of the Company's securities may not exist. See "Underwriting." For additional information regarding the Underwriter, investors may call the National Association of Securities Dealers, Inc. at (800) 289-9999.

     Recent State Action Involving the Underwriter--Possible Loss of Liquidity


         The State of Indiana has commenced an action seeking among other things to revoke the Underwriter's license to do business in such state. A hearing in this matter was scheduled for October 7, 1996 and has been adjourned pending settlement discussions. Such proceeding if ultimately successful may adversely affect the market for and liquidity of the Company's securities if additional broker dealers do not make a market in the Company's securities. Moreover, should Indiana investors purchase any of the securities sold in this offering from the Underwriter prior to the possible revocation of the Underwriter's license in Indiana, such investors will not be able to resell such securities in such state through the Underwriter but will be required to retain a new broker dealer firm for such purpose. The Company cannot ensure that other broker dealers will make a market in the Company's securities. In the event that other broker dealers fail to make a market in the Company's securities, the possibility exists that the market for and the liquidity of the company's securities may be adversely affected to an extent that public security holders may not have anyone to purchase their securities when offered for sale at any price. In such event, the market for, liquidity and prices of the Company's securities may not exist. The Company does not intend to seek qualification for the sale of the Securities in the state of Indiana. It should be noted that although the Underwriter may not be the sole market maker in the Company's securities, it will most likely be the dominant market maker in the Company's securities.


Determination of Public Offering Price

         Prior to this offering, there has been no public market for the Shares or the Class A Warrants. The initial public offering price for the Securities and the exercise price of the Class A Warrants have been determined by negotiations between the Company and the Underwriter. Among the factors considered in the negotiations were an analysis of the areas of activity in which the Company is engaged, the present state of the Company's business, the Company's financial condition, the Company's prospects, an assessment of management, the general condition of the securities market at the time of this offering and the demand for similar securities of comparable companies. The public offering price of the Securities and the exercise prices of the Class A Warrants does not necessarily bear any relationship to assets, earnings, book value or other criteria of value applicable to the Company.

                               LEGAL PROCEEDINGS


         Hergo and Hertz Computer have been sued by Ergotron, Inc. in federal court in the Southern District of New York. The plaintiff, a competitor, claims that Hergo has been infringing its rights in a computer support system marketed and sold by plaintiff. The action was commenced on August 23, 1993. On March 26, 1996, the Court granted Hergo summary judgment on plaintiff's "trade dress" infringement claims, its principal claims in the suit. The Company is presently discussing settlement of the remaining issues. These consist of plaintiff's remaining claims consisting of its claim against Hergo for copyright infringement and its claim against Hertz for contributing to copyright infringement and Hergo's claims against plaintiff consisting of unfair competition and violation of Sections 349 and 350 of the New York General Business Law, dealing with deceptive acts and practices and false advertising. In light of the Court decision, the Company believes that it has limited risks with respect to the remaining claims. Plaintiff, however, has indicated that it may wish to appeal the summary judgment decision of the lower court when such appeal becomes timely. The Company believes that if such appeal were made, it would be dismissed, but there can be no assurance of such a result, and if plaintiff were able to prevail on appeal, and to thereafter succeed in a subsequent trial, Hergo might be liable for damages for its past sales. In addition, Hergo might be required to redesign some of its products so as to avoid any of the claimed infringement of plaintiff's products, which in turn could have an adverse affect on the Company's plans for expanding this part of the business. On or about October 15, 1996 the parties reached a complete settlement of the matter in principle, which the parties expect to reduce to a writing within the next 30 days. Under the terms of the proposed settlement, Hergo will pay plaintiff $50,000 and will redesign one item in its product line.



         On or about August 9, 1995, Hertz Computer commenced an action against A.C. Purchasing Securities, Inc. and others in Federal Court in the Southern District, New York to collect approximately $140,000 for goods sold and delivered to defendant which was purchasing computers for resale to the Government of Israel. The defendants have counterclaimed, charging that Hertz Computer sold computers directly to the Government of Israel, thereby, tortiously interfering with defendants business arrangement with the Government of Israel. The Company believes that Hertz Computer has meritorious defenses to the counterclaim. Moreover, notwithstanding defendants large claim for damages, the maximum amount it could reasonably expect to recover if it were successful in this suit would be the amount of the profits it was deprived of by reason of Plaintiff's allegedly tortious conduct.

                                 LEGAL MATTERS


         The validity of the securities being offered hereby will be passed upon for the Company by Morse, Zelnick, Rose & Lander, LLP, 450 Park Avenue, New York, New York 10022-2605. Morse, Zelnick, Rose & Lander, LLP is the owner of 60,000 Shares. Certain legal matters will be passed upon for the Underwriter by Bernstein & Wasserman, LLP, 950 Third Avenue, New York, New York 10022.

                                    EXPERTS


         The financial statements and schedules included in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen, LLP, independent public accountants, as set forth in its report. In that report, that firm states that with respect to Hertz-Israel its opinion is based on the reports of other independent public accountants, namely, Shlomo Ziv & Co. The financial statements and supporting schedules referred to above have been included herein in reliance upon the authority of those firms as experts in giving said reports.

                         INDEX TO FINANCIAL STATEMENTS



HERTZ TECHNOLOGY GROUP, INC.
                                                                           Pages

     Report of Independent Public Accountants............................   F-1

     Consolidated Balance Sheet as of August 31, 1995....................   F-2

     Consolidated Statements of Operations for the Years Ended
         August 31, 1995 and 1994  (unaudited)...........................   F-3

     Consolidated Statements of Stockholders' Equity for the Years
         Ended August 31, 1995 and 1994..................................   F-4

     Consolidated Statements of Cash Flows for the Years Ended
         August 31, 1995 and 1994........................................   F-5

     Notes to Consolidated Financial Statements as of
         August 31, 1995  and 1994.......................................   F-6

     Report of independent Public Accountants for Hertz Computer
         Information System (1985) Ltd...................................   F-13

     Consolidated Balance Sheet as of  May 31, 1996 (unaudited)..........   F-15

     Consolidated Statements of Operations Nine Months Ended
         May 31, 1996 and 1995  (unaudited)..............................   F-16

     Consolidated Statements of Cash Flows Nine Months Ended
         May 31, 1996 and 1995  (unaudited)..............................   F-17

     Notes to Consolidated Financial Statements Nine Months Ended
         May 31, 1996 and 1995  (unaudited)..............................   F-18

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



After the recapitalization discussed in Note 1 to the consolidated financial statements is effected, the undersigned would be able to render the following audit report.

                                                       /s/ Arthur Andersen, LLP


New York, New York
November 30, 1995



To the Board of Directors and Stockholders of Hertz Technology Group, Inc.:

We have audited the accompanying consolidated balance sheet of Hertz Technology Group, Inc. (a New York Corporation) as of August 31, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended August 31, 1995 and 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Hertz Computers Information System (1985) Ltd. ("Hertz-Israel"), which statements reflect total assets and revenues of 23 percent and 17 percent, respectively in 1995 and total revenues of 9 percent in 1994 of the consolidated totals. Those statements were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to the amounts included for this entity, is based solely on the report of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Hertz Technology Group, Inc. as of August 31, 1995 and the results of its operations and its cash flows for each of the two years in the period ended August 31, 1995, in conformity with generally accepted accounting principles.

As explained in Note 8 to the financial statements, effective September 1, 1993, the Company changed its method of accounting for income taxes.

                     HERTZ TECHNOLOGY GROUP, INC.

                      CONSOLIDATED BALANCE SHEET

                            AUGUST 31,1995

ASSETS                                                    LIABILITIES AND STOCKHOLDERS' EQUITY
------  ------------------------------------
CURRENT ASSETS:                                           CURRENT LIABILITIES:
---------------  --------------------
  Cash                                      $  121,929      Notes payable to banks and others                           $1,028,295
  Accounts receivable, less allowance for                   Accounts payable and accrued expenses                        1,038,500
    doubtful accounts of $22,000             1,931,848      Income taxes payable                                            11,377
  Inventories                                  958,209      Note payable to stockholder                                    205,515
                                                                                                                        ----------
  Due from related parties                      17,276          Total current liabilities                                2,283,687
  Prepaid expenses and other current assets     46,641                                                                  ----------
                                             ---------
          Total current assets               3,075,903    NOTES PAYABLE TO BANKS AND OTHERS                                  9,850
                                             ---------                                                                  ----------
                                                          NOTE PAYABLE TO RELATED PARTY AND STOCKHOLDER(Note 4)            316,083
PROPERTY AND EQUIPMENT, net                    214,097                                                                  ----------
                                             ---------
                                                          OTHER LIABILITIES                                                 15,617
                                                                                                                        ----------
                                                          COMMITMENTS AND CONTINGENCIES (Note 6.)

GOODWILL, net of accumulated amortization of              STOCKHOLDERS' EQUITY:
   $31,684                                      47,525  ---------------------
                                             ---------      Common stock, $.001 par value: 25,000,000
          authorized, issued and outstanding
                                                                1,900,000 shares                                             1,900
                                                              Additional paid-in capital                                   124,100
                                                              Retained earnings                                            614,966
                                                                                                                        ----------
                                                                     Total stockholders' equity                            740,966
                                                                                                                        ----------
OTHER ASSETS                                    28,678               Total liabilities and stockholder's equity         $3,366,203
                                            ----------                                                                  ==========
          Total assets                      $3,366,203
                                            ==========

The accompanying notes are an integral part of this consolidated balance sheet.

                     HERTZ TECHNOLOGY GROUP, INC.

                CONSOLIDATED STATEMENTS OF OPERATIONS

            FOR THE YEARS  ENDED AUGUST 31, 1995 AND 1994

                                                                       1995             1994
                                                                    ----------       ----------
NET SALES                                                          $11,220,183      $10,929,308

COST OF GOODS SOLD                                                   8,102,977        8,386,365
                                                                    ----------       ----------

          Gross Profit                                               3,117,206        2,542,943

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                         2,868,665        2,288,388
                                                                    ----------       ----------
          Operating income                                             248,541          254,555

OTHER INCOME (EXPENSE):
  Other income                                                          14,671           13,394
  Interest, net of interest income of $6,266 and $22,219              (131,484)         (58,340)
                                                                    ----------       ----------
          Income before provision for income taxes and cumulative
              effect of change in accounting principle                 131,728          209,609

PROVISION FOR INCOME TAXES                                              77,615           63,138
                                                                    ----------       ----------
          Income before cumulative effect of change in accounting
              principle                                                 54,113          146,471

CUMULATIVE EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE                       --             28,424
                                                                    ----------       ----------
          Net Income                                                $   54,113       $  174,895
                                                                    ==========       ==========

HISTORICAL INCOME BEFORE PROVISION FOR INCOME TAXES                 $  131,728       $  209,609

PRO FORMA PROVISION FOR INCOME TAXES                                    73,602          107,552
                                                                    ----------       ----------
PRO FORMA NET INCOME                                                $   58,126       $  102,057
                                                                    ==========       ==========
PRO FORMA NET INCOME PER SHARE                                      $     0.03       $     0.05
                                                                    ==========       ==========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING                                                        1,900,000        1,900,000
                                                                    ==========       ==========
SUPPLEMENTARY NET INCOME PER SHARE                                  $     0.06
                                                                    ==========

The accompanying notes are an integral part of these consolidated financial statements.

                         HERTZ TECHNOLOGY GROUP, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                 FOR THE YEARS ENDED AUGUST 31, 1995 AND 1994



                                                          Additional
                                                 Common     Paid-in    Retained
                                                  Stock     Capital    Earnings    Total
                                               ---------  ----------  ---------  ---------

Balance at August 31, 1993                     $   1,900  $  124,100  $ 385,958  $ 511,958
                                               ---------  ----------  ---------  ---------

Net income for the year ended August 31, 1994      --          --       174,895    174,895

Balance at August 31, 1994                         1,900     124,100    560,853    686,853
                                               ---------  ----------  ---------  ---------

Net income for the year ended August 31, 1995      --          --        54,113     54,113

Balance at August 31, 1995                     $   1,900  $  124,100  $ 614,966  $ 740,966
                                               ---------  ----------  ---------  ---------


The accompanying notes are an integral part of these consolidated financial statements.

                         HERTZ TECHNOLOGY GROUP, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED AUGUST 31, 1995 AND 1994


                                                                   1995       1994
                                                               ----------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                   $   54,113   $ 174,895
  Adjustments to reconcile net income to net cash
    (used in) provided by operating activities.
      Depreciation and amortization                                21,200      29,103
      Bad debt expense                                             14,000       --
      Changes in operating assets and liabilities
          Accounts receivable                                    (298,293)   (130,577)
          Inventories                                            (140,849)    (27,254)
          Due from related parties                                (22,366)   (115,125)
          Prepaid expenses and other assets                        10,131     (46,822)
          Accounts payable and accrued expenses                   (15,616)    214,266
          Income taxes payable                                    (31,758)     19,135
          Deferred income taxes payable                             --        (64,400)
          Other liabilities                                         1,621       --
          Note payable to stockholder                              13,230     (30,500)
                                                               ----------   ---------
            Net cash (used in) provided by operating activities  (394,587)     22,721
                                                               ----------   ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Expenditures for property and equipment                         (46,888)    (96,591)
  Proceeds from repayment of note receivable from related party     8,902        --
                                                               ----------   ---------
            Net cash used in investing activities                 (37,986)    (96,591)
                                                               ----------   ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of note receivable from related party                   --        103,625
  Principal payments under notes payable to banks                (715,259)     (6,734)
  Borrowings under notes payable to banks                       1,028,295      20,078
  Borrowings (Payments) under note payable to stockholder         176,083     (81,052)
                                                               ----------   ---------
            Net cash provided by financing activities             489,119      35,917
                                                               ----------   ---------
            Net increase (decrease) in cash                        56,546     (37,953)

CASH, beginning of year                                            65,383     103,336
                                                               ----------   ---------

CASH, end of year                                              $  121,929   $  65,383
       ==========   =========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                $  111,927   $  68,984
                                                               ----------   ---------
  Income taxes paid                                            $   82,947   $ 158,709
                                                               ----------   ---------

The accompanying notes are an integral part of these consolidated financial statements.

                         HERTZ TECHNOLOGY GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      AUGUST 31, 1995 AND AUGUST 31, 1994



1. COMPANY BACKGROUND AND SUMMARY
   AND SIGNIFICANT ACCOUNTING POLICIES

Recapitalization

The Hertz Technology Group, Inc. ("Company") was formed on June 18, 1996. Prior to the effective date of an initial public offering ("IPO") (see Note 11), Hertz Computer Corporation ("Hertz Computer") and Hergo Ergonomic Support Systems, Inc. ("Hergo"), two entities under common control, will be acquired by the Company (which is owned by the same shareholders) and become wholly owned subsidiaries. Accordingly, the financial statements are presented as consolidated. Hertz Computer owns 100% of Hertz Computers Information System
(1985) Ltd. ("Hertz-Israel").

Nature of Business

Hertz Computer and Hergo are both located in New York City and Hertz-Israel is located in Ashod, Israel. Hertz Computer assembles and sells personal computers in the United States primarily within the New York Metropolitan area and also exports to customers in Israel. Hertz-Israel primarily sells and services Hertz Computer manufactured personal computers in Israel. Hergo manufactures and sells space saving modular racks and technical furniture to help organize all types of computer hardware, communication and electronic equipment.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Hertz Computer, Hertz-Israel and Hergo. All intercompany transactions have been eliminated in consolidation.

Revenue Recognition

Sales are recognized when the products are shipped. Payments received for products not yet shipped are recorded as a current liability. The provision for warranties is not material as all components are warrantied to the Company by the manufacturers.

Inventories

Inventories, which consist primarily of finished goods, raw material, components, and work in process, are valued at the lower of cost or market on the first-in, first-out (FIFO) basis.

Inventories as of August 31, 1995 consist of:


                                                                   1995
                                                               --------
                Components                                     $527,551
                Raw materials and work in process                86,316
                Finished goods and evaluation units             344,342
                                                               --------
                                                               $958,209

                         HERTZ TECHNOLOGY GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      AUGUST 31, 1995 AND AUGUST 31, 1994


Property and Equipment

Property and equipment are stated at cost. Depreciation is computed under the straight-line method over estimated useful lives ranging from 5 to 10 years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the assets.

Goodwill

Goodwill, which arose in 1991 in connection with the acquisition of Hertz-Israel, is amortized on a straight-line basis over a period of 10 years. Amortized expense for the years ended August 31, 1995 and 1994 was $7,921.

Translation of Foreign Currency

The functional currency of Hertz-Israel is the U.S. dollar. The accounts of Hertz-Israel have been translated in accordance with Statement of Financial Accounting Standards No. 52. The financial statements of Hertz-Israel have been remeasured into U.S. dollars as follows: at rates prevailing during the year for revenue and expense items (except depreciation and amortization); at year-end rates for assets and liabilities except for equipment and leasehold improvements, which are translated at the rate in effect at the time of their acquisition. Depreciation and amortization are remeasured based on the historical dollar cost of underlying assets. The effect of translation has been reflected currently in the Consolidated Statement of Operations and it is not material.

Income Taxes

Hergo, with the consent of its stockholders, elected to be treated as an S Corporation for federal and state tax purposes, which provides that, in lieu of Hergo paying income taxes, the stockholders separately account for their pro rata shares of Hergo's items of income, deductions, losses, and credits. As such, Hergo does not incur federal income tax expense, although it does incur state and local tax expense. Hertz Computer is a C corporation which incurs federal, state and local income tax expense.

Pro Forma Net Income

Pro forma net income is calculated as if Hergo was a C corporation for tax filing purposes during the years ended August 31, 1995 and August 31, 1994. As such, an effective tax rate of approximately 46% was used in calculating both Hergo's and Hertz's pro forma income tax provision.

Net Income Per Share

Proforma net income per share has been computed by dividing proforma net income by the weighted average number of shares of common stock outstanding during the period as if the company were recapitalized on September 1, 1994.

Supplementary net income per share is calculated for the year ended August 31, 1995. Supplementary net income per share is computed as if $1,559,743 of interest bearing debt obligations was repaid from the net proceeds of the IPO as of September 1, 1994 and assuming that (i) 311,949 of common shares were issued as of September 1, 1994 to repay the interest bearing debt obligations; (ii) $74,385 of interest expense, net of income tax expense, was eliminated as a result of such payment for the twelve months ended August 31, 1995.

                         HERTZ TECHNOLOGY GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      AUGUST 31, 1995 AND AUGUST 31, 1994


Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks

The Company faces a number of risks, including a highly competitive microcomputer market environment which places pressure on profit margins, customer and geographic concentrations, the potential continual operating losses of Hertz-Israel, dependence on key personnel, limited operating history of Hergo's product line whose current margins may not be indicative of future margins, no assurance of attainment of proprietary rights and trademarks of the Hertz and Hergo names and businesses and the ability to manage the growth of the sales force and employee base of which the Company expects to expand with the proceeds from the IPO. Such risks could impact the future results of the Company.


2. PROPERTY AND EQUIPMENT

Property and equipment consist of the following at August 31, 1995:


                                                                      1995
                                                                  --------
             Furniture, fixtures and equipment                    $219,305
             Warehouse equipment                                    60,187
             Leasehold improvements                                 39,683
                                                                  --------
                                                                   319,175
             Less: Accumulated depreciation
                   and amortization                                105,078
                                                                  --------
                   Property and equipment, net                    $214,097
                                                                  ========

3. NOTES PAYABLE TO BANKS AND OTHERS

Line of Credit

In June 1995, Hertz Computer entered into a Revolving Line of Credit ("Agreement") with a bank under which the Company could borrow up to $1,000,000 with interest accruing on any outstanding balance at the prime rate of the bank, plus 1% (effective rate at August 31, 1995 was 9.75%). Repayment of the borrowings is secured by a general security interest in substantially all personal property of Hertz Computer and is personally guaranteed by the stockholders. The Agreement expires May 30, 1996. As of August 31, 1995, the balance outstanding under this agreement was $895,000.

Hertz-Israel has a bank overdraft of $114,133. The interest rate on the overdraft is the Israeli prime rate plus 1.2% (15.9% at August 31, 1995).

                         HERTZ TECHNOLOGY GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      AUGUST 31, 1995 AND AUGUST 31, 1994


Long Term

Hertz-Israel has notes payable due with banks, aggregating $29,012 and are payable as follows:

 1995                                                    $19,162
 1996                                                      9,850
                                                         -------
                                                          29,012
                                                         -------
Less: current maturities                                  19,162

                                                         -------
                                                          $9,850
                                                         =======


4. RELATED PARTY TRANSACTIONS

Note Payable to Stockholder - Short-term

Hertz Computer has a note payable to a stockholder due on demand at August 31, 1995, in the amount of $140,000, which is collateralized by the Company's assets and subordinated to the notes payable to bank described in Note 3. The interest rate on this note payable is prime plus 1.4 % (10.2 % at August 31, 1995) and interest expense for the years ended August 31, 1995 and 1994 were $9,643 and $9,629, respectively.

Hergo has a 10%, due on demand note payable for $145,515 and $132,287 at August 31, 1995 and August 31, 1994, respectively, owed to a stockholder. The note is collateralized by the Company's assets. The individual has represented that $80,000 will not be demanded before September 1, 1996. Interest expense incurred on this note payable for the years ended August 31, 1995 and August 31, 1994 was $13,229 and $9,260, respectively.

Note Payable to Stockholder - Long-Term

Hertz Computer has a 10%, due on demand note payable to a stockholder in the amount of $176,083. The note is collateralized by the Company's assets and subordinated to the notes payable to bank described in Note 3. The individual has represented that the note will not become due before September 1, 1997. Interest expense for the year ended August 31, 1995 was $15,985.

Note Payable to Related Party

Hertz Computer has a 9%, due on demand note payable for $60,000 owed to an individual related to a stockholder. The note is collateralized by the Company's assets and subordinated to the notes payable to bank described in Note 3. The individual has represented that the note will not become due before September 1, 1997. Interest expense for the years ended August 31, 1995 and August 31, 1994 was $5,400 and $6,446, respectively.

5. LIFE INSURANCE

Hertz Computer is the beneficiary of a life insurance policy in the amount of $1,140,897 on the life of an officer of Hertz Computer. The policy's related cash surrender value is included in other assets in the accompanying consolidated balance sheet and amounted to $26,191, as of August 31, 1995.

                         HERTZ TECHNOLOGY GROUP, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      AUGUST 31, 1995 AND AUGUST 31, 1994


6. COMMITMENTS AND CONTINGENCIES

Operating Leases

Hertz Computer and Hergo occupy their premises under operating leases expiring in August 1996 and March 2000, respectively.

The future minimum lease payments of all operating leases as of August 31, 1995 for the Company are as follows:

                   Fiscal Year
                   -----------
                       1996                                         $199,587
                       1997                                          117,871
                       1998                                          107,723
                       1999                                          104,788
                       2000                                           51,924
                                                                    --------
                                    Total                           $581,893

Total rent expense related to the Company's premises for the periods ended August 31, 1995 and August 31, 1994 was $153,404 and $148,276, respectively.

Litigation

The Company is currently involved in litigation regarding, tradedress, and copyright infringement. Mangement believes it has valid defenses against these claims; however, there is no certainty as to the possible outcome, nor is there any reasonable estimation of possible monetary exposure.

Hertz Computer commenced an action against A.C. Purchasing Securities, Inc. and others in Federal Court in the Southern District, New York to collect approximately $140,000 for goods sold and delivered to defendant which was purchasing computers for resale to the Government of Israel. The defendants have counterclaimed, charging that Hertz Computer sold computers directly to the Government of Israel, thereby, tortiously interfering with defendants business arrangement with the Government of Israel. The Company believes that Hertz Computer has meritorious defenses to the counterclaim and that notwithstanding defendants large claim for damages, the maximum amount it could reasonably expect to recover if it were successful in this suit would be the amount of the profits it was deprived of by reason of Plaintiff's allegedly tortious conduct.

While the ultimate results of the matters described above cannot be determined, management does not expect that they will have a material adverse effect on the Company's results of operations or financial position.

7. PROFIT SHARING PLAN

Hertz Computer has a profit sharing plan covering all eligible employees. For the years ended August 31, 1995 and 1994, the Board of Directors approved the contribution of approximately $60,000 and $83,000 to this plan and these amounts are reflected as a component of selling, general and administrative expense in the Company's Consolidated Statements of Operations.

                         HERTZ TECHNOLOGY GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      AUGUST 31, 1995 AND AUGUST 31, 1994


8. INCOME TAXES

Effective September 1, 1993, Hertz Computer changed its method of accounting for income taxes from the deferred method to the liability method as required by Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" ("SFAS No. 109"). As permitted under SFAS No. 109, Hertz Computer adopted this method of accounting via a cumulative effect of a change in accounting principle. This adoption resulted in a benefit of $28,424.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The most significant components relate to the allowances for doubtful accounts and obsolescence, different methods of depreciation for book and tax, and capitalization of certain inventory costs for tax purposes. Included in other current assets at August 31, 1995 is a deferred tax asset of $14,291.

A reconciliation between the federal tax rate (34%) and the effective tax rate for the years ended 8/31/95 and 8/31/94 is as follows:

                                     1995                       1994
                                     ----                       ----
Federal tax rate                      34%                        34%
State and local income taxes,
  net of federal benefit              12%                        12%
Other                                 13%                       (16%)
                                      --                         ---
Effective tax rate                    59%                        30%

The effective tax rate per the financial statements exceeds the statutory rate for the year ended 8/31/95. This difference (reflected in the "Other" category) arises because the Company files three separate tax returns for Hertz Computer, Hertz-Israel, and Hergo and, as such, taxable losses can not be netted against taxable income on a consolidated basis.

The effective tax rate per the financial statements is less than the applicable statutory rate for the year ended 8/31/94. This difference results because Hertz Computer is taxed at the federal statutory rate of 34% as it is a C Corporation and, as a New York S Corporation, Hergo does not remit federal taxes. In fiscal 1994, Hergo generated the majority of the consolidated taxable income which was not subject to federal income taxes and, as a result the effective tax rate is lower than the statutory rates.

9. SEGMENT OPERATIONS

The operating results of significant segments of the consolidated company at 8/31/95 are as follows:

                                        Hertz Computer       Hertz-Israel        Hergo         Consolidated
Sales (Unaffiliated)                       $7,055,231        $1,936,080        $2,228,872       $11,220,183

Inventory Transfers from/(to)               1,015,634        (1,015,634)        -                 -

Gross Profit                                1,443,088           369,224         1,304,894         3,117,206

Operating Income                              195,859            21,926            30,756           248,541

Assets                                      1,848,574           780,873           736,756         3,366,203

                         HERTZ TECHNOLOGY GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      AUGUST 31, 1995 AND AUGUST 31, 1994


The operating results of significant segments of the consolidated company at 8/31/94 are as follows:

                                         Hertz Computer      Hertz-Israel        Hergo         Consolidated
Sales (Unaffiliated)                       $8,710,218          $949,997        $1,269,093       $10,929,308

Inventory Transfers from/(to)                 322,416          (322,416)         -                 -

Gross Profit                                1,511,203           269,216           762,524         2,542,943

Operating Income (Loss)                       149,134           (17,675)          123,096           254,555

10. GEOGRAPHIC AND CUSTOMER CONCENTRATION

The Company has a concentration of its sales in the New York metropolitan area of approximately 61% and 60% for the years ended August 31, 1995 and 1994, respectively. Approximately 36% and 33% of its total sales in the years ended

August 31, 1995 and 1994, respectively, were to federal, state and city agencies or government affiliated organizations, including hospitals and schools. The Company had significant sales with two operating units of a customer, each which comprised 14% and 11% of total sales for the year ended August 31, 1994. This customer was not a significant part of total sales for the year ended August 31, 1995 and there were no significant sales to other customers during the year ended August 31, 1995.

11. INITIAL PUBLIC OFFERING

On September 24, 1996, the Company filed Amendment No. 1 to the registration statement with the Securities and Exchange Commission to register approximately 1,100,000 units each unit consisting of one share of common stock, $.001 par value per share and once Class A warrant at an expected IPO price of $5.25 per unit and 1,100,000 Class A warrants at an expected IPO price of $.25 per warrant. The warrants are exercisable one year from the effective date of the IPO at a price of $5.50. The Company's management expects to realize proceeds from the sale of common stock and warrants of $4,868,500 net of commissions and offering expenses of $1,181,500.

                         HERTZ TECHNOLOGY GROUP, INC.

                          CONSOLIDATED BALANCE SHEET

                                 MAY 31, 1996

                                 (UNAUDITED)


ASSETS                                                                 LIABILITIES AND STOCKHOLDERS' EQUITY
------                                                                 ------------------------------------
CURRENT ASSETS:                                                        CURRENT LIABILITIES
---------------                                                        -------------------
  Cash                                            $         284,243      Notes payable to banks and others            $  1,117,093
  Accounts receivable, less allowance for                                Accounts payable and accrued expenses             595,568
    doubtful accounts of $68,246                          1,605,538      Current maturities of capital lease
                                                                           obligation                                        5,388
  Inventories                                             1,005,531      Income taxes payable                              195,905
  Prepaid expenses and other current assets                 116,430      Distribution payable to stockholders              224,567
                                                  -----------------      Notes payable to stockholder      326,471
           Total current assets                           3,011,742                                                   ------------
                                                  -----------------      Total current liabilities               2,464,992
                                                                                                                      ------------

                                                                       CAPITAL LEASE OBLIGATION                             19,309
                                                                                                                      ------------

PROPERTY AND EQUIPMENT, net                                 262,920
                                                  -----------------

                                                                       COMMITMENTS AND CONTINGENCIES (Note 5)

GOODWILL, net of accumulated amortization
  of $37,625                                     41,584
                                                  -----------------    STOCKHOLDERS' EQUITY:
                                                                         Common stock, $.001 par value: 25,000,000
                                                                           authorized, issued and outstanding
                                                                           1,900,000 shares                                  1,900
                                                                         Additional paid-in capital                        124,100
                                                                         Retained earnings                                 777,911
                                                                                                                      ------------
OTHER ASSETS                                                 71,966               Total stockholders' equity               903,911
                                                  -----------------                                                   ------------
           Total assets                           $       3,388,212               Total liabilities and stockholders' $  3,388,212
                                                  =================                                                   ============

The accompanying notes are an integral part of this consolidated balance sheet.

                         HERTZ TECHNOLOGY GROUP, INC.

                    CONSOLIDATED STATEMENTS OF OPERATIONS

                   NINE MONTHS ENDED MAY 31, 1996 AND 1995

                                 (UNAUDITED)

                                                    NINE MONTHS ENDED
                                                          MAY 31,
                                                    1996          1995
                                               ------------  ------------

NET SALES                                      $  9,375,857  $  8,224,492

COST OF GOODS SOLD                                6,532,666     6,117,860
                                               ------------  ------------
           Gross Profit                           2,843,191     2,106,632

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES      2,072,389     1,942,355
                                               ------------  ------------
           Operating income                         770,802       164,277

OTHER INCOME (EXPENSE):
  Other income                                        9,323           278
  Interest, net of interest income of
    $4,114 and $1,970                              (148,113)      (96,650)
                                               ------------  ------------
           Income before provision
             for income taxes                       632,012        67,905


PROVISION FOR INCOME TAXES                          244,500         3,900
                                               ------------  ------------
           Net income                          $    387,512  $     64,005
                                               ============  ============

                                                                    -
HISTORICAL INCOME BEFORE PROVISION FOR INCOME
  TAX                                          $    632,012  $     67,905

PROFORMA PROVISION FOR INCOME TAXES                 366,233        --
                                               ------------  ------------

PRO FORMA NET INCOME                           $    265,779  $     67,905
                                               ============  ============


PRO FORMA NET INCOME PER SHARE                 $       0.14  $       0.04
                                               ============  ============

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING                                     1,900,000     1,900,000
                                               ============  ============

SUPPLEMENTARY NET INCOME PER SHARE             $       0.16
                                               ============

The accompanying notes are an integral part of these consolidated financial statements

                         HERTZ TECHNOLOGY GROUP, INC.

                    CONSOLIDATED STATEMENTS OF CASH FLOWS

                   NINE MONTHS ENDED MAY 31, 1996 AND 1995

                                 (UNAUDITED)


                                                            NINE MONTHS ENDED
                                                                  MAY 31,
                                                              1996       1995
                                                          ----------  ---------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                              $  387,512  $  64,005
    Adjustments to reconcile net income to net
      cash provided by (used in) operating activities -
    Depreciation and amortization                             39,741     28,998
    Bad debt expense (recovery)                               46,246    (60,246)
    Changes in operating assets and liabilities-
      Accounts receivable                                    280,064   (154,077)
      Inventories                                            (47,322)  (119,294)
      Due from related parties                                17,276     (6,842)
      Prepaid expenses and other current assets              (69,789)   (52,499)
      Other assets                                           (43,288)   (17,622)
      Accounts payable and accrued expenses                 (442,932)   (55,516)
      Income taxes payable                                   184,528    (56,822)
      Other liabilities                                      (15,617)    20,730
                                                          ----------  ---------
            Net cash provided by (used in)
              operating activity                             336,419   (409,185)
                                                          ----------  ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Expenditures for property and equipment                    (82,623)   (38,396)
                                                          ----------  ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings under notes payable to banks                103,645    224,019
  Net (repayments) borrowings under notes payable
    to stockholder                                          (195,127)   200,689
  Repayment of note receivable from related party               -         8,902
                                                          ----------  ---------
            Net cash (used in) provided by
              financing activity                             (91,482)   433,610
                                                          ----------  ---------
            Net increase (decrease) in cash                  162,314    (13,971)

CASH, beginning of period                                    121,929     65,384
                                                          ----------  ---------


CASH, end of period                                       $  284,243  $  51,413
                                                          ==========  =========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                           $  117,275  $  58,767
  Income taxes paid                                           79,972     98,331


The accompanying notes are an integral part of these consolidated financial statements

                         HERTZ TECHNOLOGY GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                NINE MONTHS ENDED MAY 31, 1996 AND MAY 31,1995
                                 (UNAUDITED)


Note 1.  Significant Accounting Policies

A.  Unaudited Period

The unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States relating to the provision of interim financial information. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine month period ending May 31, 1996 are not necessarily indicative of the results that may be expected for the year ending August 31, 1996.

B.  Accounting for Impairments in Long-lived Assets

The Financial Accounting Standards Board has issued SFAS No. 121, "Accounting for Impairments in Long-lived Assets and Long-lived Assets Being Disposed Of," which the Company adopted on September 1, 1995. This statement requires that long-lived assets and identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate the carrying amounts of the assets not to be recoverable. In evaluating recoverability, Hertz Technology Group's (the "Company") management estimates the future cash flows expected to result from the assets and its eventual disposition. If the sum of future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized. No such loss was recognized in the May 31, 1996 consolidated financial statements.

C.  Accounting for Stock-based Compensation

The Financial Accounting Standards Board has issued Statement of Accounting Standards No. 123, "Accounting for Stock-based Compensation ("SFAS 123")."
This statement establishes financial accounting and reporting standards for stock-based employee compensation plans. The requirements of SFAS 123 are effective for transactions entered into in fiscal years that begin after December 15, 1995, though they may be adopted upon issuance. The disclosure requirements of SFAS 123 are effective for financial statements for fiscal years beginning after December 15, 1995. The adoption of this statement has no effect on the May 31, 1996 consolidated financial statements.

D.  Pro Forma Net Income

Pro forma net income is calculated as if Hergo Ergonomic Systems, Inc. ("Hergo") was a C corporation for tax filing purposes during the nine months ended May 31, 1996 and May 31, 1995. As such, an effective tax rate of approximately 46% was used in calculating both Hergo's and Hertz Computer

Corporation's ("Hertz Computer") pro forma net income.

                         HERTZ TECHNOLOGY GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                NINE MONTHS ENDED MAY 31, 1996 AND MAY 31,1995
                                 (UNAUDITED)


E.  Supplementary Net Income Per Share

Supplementary net income per share is calculated for the nine month period ended May 31, 1996. Supplementary net income per share is computed as if $1,443,564 of interest bearing debt obligations was repaid from the net proceeds of the IPO as of September 1, 1995 and assuming that (i) 288,713 of common shares were issued as of September 1, 1995 to repay the interest bearing debt obligations; (ii) $82,200 of interest expense, net of income tax expense, was eliminated as a result of such payment for the nine months ended May 31, 1996; (iii) pro forma income of $265,779 (as if Hergo was a C corporation for the nine months ended May 31, 1996) is the base utilized in the calculation of net income.

Note 2.  Notes Payable

In June 1995, Hertz Computer entered into a Revolving Line of Credit ("Agreement") with a bank ("Bank") under which the Company could borrow up to $1,000,000 with interest accruing on any outstanding balance at the base rate of the Bank, plus 1% (effective rate at May 31, 1996 was 9.25%). Repayment of the borrowings is secured by a general security interest in substantially all personal property of the Company and is personally guaranteed by the stockholders. The Agreement was renewed on May 31, 1996 with substantially similar terms and is effective through May 31, 1997. As of May 31, 1996, the balance outstanding under this Agreement was $895,000.

In February 1996, Hertz Computers Information System (1985) Ltd. (Hertz-Israel) entered into a line of credit agreement with a bank for $300,000 and an interest rate of the six month Libor rate plus 1.25% (6.91% at May 31, 1996) which is effective through March 9, 1997. Presently, two short term loans totaling $205,240 at May 31, 1996 are outstanding against this line of credit. These loans were originally due on September 9, 1996, but were extended six months and are presently due on March 9, 1997. The interest rate for the extension period is the six month Libor rate plus 1.0%. An additional $6,135 is outstanding at May 31, 1996 against this line of credit.

The Company is expected to utilize the proceeds from the IPO to pay the entire balance of notes payable to the current stockholders and the current revolving credit line with the Bank. In addition, the Company will utilize the proceeds from the IPO to pay the distribution payable of $224,567 to the current stockholders. This distribution payable represents the May 31, 1996 retained earnings balance of Hergo and has been reflected as a current liability in the May 31, 1996 consolidated balance sheet.

                         HERTZ TECHNOLOGY GROUP, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                NINE MONTHS ENDED MAY 31, 1996 AND MAY 31,1995
                                 (UNAUDITED)


Note 3.  Stock Option Plan

On August 7,1996, in order to attract and retain persons necessary for the success of the Company, the Company adopted its 1996 Stock Option Plan ("Option Plan") covering up to 750,000 of its shares of its common stock ("Shares"), pursuant to which officers, directors and key employees of the Company and consultants to the Company are eligible to receive incentive and/or non-incentive stock options. The Option Plan, which expires on August 6, 2006, will be administered by the Company's Board of Directors or a committee designated by such group. The selection of participants, allotment of shares, determination of price and other conditions relating to the purchase of options will be determined by the Board of Directors, or a committee thereof, in its sole discretion. Incentive stock options granted under the Option Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Shares on the date of the grant, except that the term of an incentive stock option granted under the Option Plan to a shareholder owning more than 10% of the outstanding Shares may not exceed five years and its exercise price may not be less than 110% of the Fair market value of the Shares on the date of the grant. As of September 12, 1996, no options have been granted under the Option Plan.

Note 4.  Geographic and Customer Concentration

The Company has a concentration of its sales in the New York metropolitan area of approximately 66% and 60% for the periods ended May 31, 1996 and 1995, respectively. Approximately 41% and 36% of its total computer's sales in the nine month periods ended May 31, 1996 and 1995 were to federal, state and city agencies or government affiliated organizations, including hospitals and schools. The Company has significant sales with one customer, which comprises 18% of total sales for the May 31, 1996 nine month period. No customers exceeded 10% of sales in the nine month period ended May 31, 1995.

Note 5.  Commitments and Contingencies

Hertz Computer entered into an operating lease agreement effective September 1, 1996 for a rental property located in New York City as it is vacating the premises it occupies currently on August 31, 1996. The minimum lease commitments for the new premises are as follows:


                   Fiscal Year
                  Ending May 31,
                  --------------
                       1997                          $66,703
                       1998                          115,508
                       1999                          115,508
                       2000                          115,508
                       2001                          115,508
                    Thereafter                       192,513
                                                    --------
                                    Total           $721,248

================================================================================
         No Underwriter, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer of any securers other than the securities to which it relates or an offer to any person in any jurisdiction in which such an offer would be unlawful. Any material modification of the offering will be accomplished by means of an amendment to the registration statement. In addition, the right is reserved by the Company to cancel any confirmation of sale prior to the release of fund, if, in the opinion of the Company, completion of such sale would violate federal or state securities laws or a rule or policy of the National Association of Securities Dealers, Inc., Washington, D.C. 20006.
================================================================================


                       TABLE OF CONTENTS
                                                                  Page
Available Information.............................................
Prospectus Summary................................................
S Corporation Distribution........................................
Risk Factors......................................................
Use of Proceeds...................................................
Dilution .........................................................
Capitalization....................................................
Dividend Policy...................................................
Management's Discussion and Analysis of
   Financial Condition
   and Plan of Operations.........................................
Business..........................................................
Management........................................................
Principal Shareholders............................................
Certain Transactions..............................................
Description of Securities.........................................
Selling Shareholders..............................................
Underwriting......................................................
Legal Matters.....................................................
Experts...........................................................
Additional Information............................................
Index to Financial Statements.....................................


Until October ____, 1996 (25 days after the date of this Prospectus), all broker-dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery is in addition to the obligations of dealers to deliver a Prospectus which respect to their unsold allotments or subscriptions.

================================================================================



================================================================================






                                1,100,000 Units,
                          each Unit consisting of one
                           Share of Common Stock and
                              one Class A Warrant

                                      and

                           1,100,000 Class A Warrants




                          HERTZ TECHNOLOGY GROUP, INC.






                                   PROSPECTUS




                           BILTMORE SECURITIES, INC.



                               October ____, 1996







================================================================================

             [ALTERNATE PAGE FOR SELLING SHAREHOLDERS' PROSPECTUS]

                 SUBJECT TO COMPLETION, DATED OCTOBER ___, 1996

PROSPECTUS
                          HERTZ TECHNOLOGY GROUP, INC.

                         750,000 SHARES OF COMMON STOCK

         This Prospectus relates to 750,000 shares of common stock, $0.001 par value per share (the "Shares") of Hertz Technology Group, Inc., a Delaware corporation (the "Company"), which are held by certain shareholders (the "Selling Shareholders") of the Company.

         The Shares offered by this prospectus may be sold from time to time by the Selling Shareholders, provided a current registration statement with respect to such securities is then in effect. Of the 750,000 Shares being offered by the Selling Shareholders, 225,000 Shares may be sold during the twelve (12) months after the Effective Date at such time within such 12 month period as is acceptable to Biltmore Securities, Inc. (the "Underwriter") and the balance consisting of 525,000 Shares may be sold at any time after the expiration of eighteen (18) months from the Effective Date subject to earlier release at the sole discretion of the Underwriter. See "Description of Securities"- Registration "Rights" and "Plan of Distribution."

         The distribution of the Shares offered hereby by the Selling Shareholders may be effected on one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders.

         The Selling Shareholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

         The Company will not receive any of the proceeds from the sale of the securities by the Selling Shareholders. Expenses of this offering, other than fees and expenses of counsel to the Selling Shareholders and selling commissions, will be paid by the Company. See "Plan of Distribution."

         Application has been made to have the Common Stock and Warrants approved for quotation on the Nasdaq SmallCap Market under the symbols HTGI and HTGIW, respectively.

         On the date of this Prospectus, a registration statement, filed under the Securities Act with respect to an underwritten public offering by the Company of 1,100,000 Units, each Unit consisting of one Share and one redeemable Class A Warrant (the "Warrant") and 1,100,000 Warrants and up to

165,000 additional Units and 165,000 Warrants to cover over-allotments, if any, was declared effective by the Securities and Exchange Commission (the "Commission"). The Company will receive net proceeds of approximately $4,868,500 from the sale of the Units and Warrants included in the underwritten public offering, and will receive approximately $790,000 in additional net proceeds if the over-allotment option is exercised in full after payment of underwriting discounts and commissions and estimated expenses of the underwritten public offering. Sales of securities by the Selling Shareholders or even the potential of such sales, would likely have an adverse affect on the market price of the Shares and Warrants.

    THE SECURITIES OFFERED HEREBY INVOLVE HIGH DEGREE AND RISK AND IMMEDIATE
       SUBSTANTIAL DILUTION. SEE "RISK FACTORS" COMMENCING ON PAGE _____.

                       ---------------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
  THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATES SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE

              [ALTERNATE PAGE FOR SELLING SHAREHOLDERS PROSPECTUS]

                                  THE OFFERING

  Securities offered hereby(1)...................... 750,000 Shares.

  Securities outstanding after this offering:
       Common Stock (2)(3) ......................... 3,000,000 shares
       Warrants..................................... 2,200,000 warrants

  Proposed Nasdaq Symbols
       Common Stock................................. HTGI
       Warrants..................................... HTGIW

  Use of Proceeds................................... None of the proceeds from this offering will go to the Company.


  Risk Factors...................................... The securities offered hereby involve a high degree of risk.




  ------------------


(1) 1,100,000 Units, each unit consisting of one Share and one Warrant and 1,100,000 Warrants and up to 165,000 additional Units and 165,000 additional Warrants to over over-allotments, if any, are being offered by the Company in the concurrent underwritten public offering. See
         "Concurrent Offering."

(2) Assumes that the Shares registered under the Concurrent Offering have been sold by the Company.

(3) Does not include Shares issuable upon exercise of (i) Warrants offered under the Concurrent Offering, (ii) the Underwriter's over-allotment option to purchase up to 165,000 Units and 165,000 Warrants, (iii) the Underwriter's Purchase Options to purchase up to 110,000 Units and 110,000 Warrants, (iv) options held by Eli E. Hertz to purchase
         900,000 Shares, (v) options to purchase 750,000 Shares reserved for issuance under the Company's Stock Option Plan or (vi) the issuance of 100,000 Shares reserved for issuance under the Company's Employee
         Bonus Plan. See "Description of Securities."

                                       2






              [ALTERNATE PAGE FOR SELLING SHAREHOLDERS PROSPECTUS]

                              CONCURRENT OFFERING

         On the date of this Prospectus, a registration statement under the Securities Act with respect to an underwritten public offering by the Company of 1,100,000 Units and 1,100,000 Warrants and up to an additional 165,000 Units and 165,000 additional Warrants to cover over-allotments, if any, was declared effective by the Commission. Sales of securities by the Company and the Selling
Shareholders, or even the potential of such sales, would likely have an adverse affect on the market price of the Shares and the Warrants. See "Risk Factors -
Shares Eligible for Future Sale."

                                       3




              [ALTERNATE PAGE FOR SELLING SHAREHOLDER PROSPECTUS]

                              PLAN OF DISTRIBUTION

         The Shares of Common Stock being offered hereby by the Selling
Shareholders, subject to the agreement with the Underwriter of the concurrent public offering that the Shares being offered hereby, consisting of 375,000
Shares being offered by Eli E. Hertz, Chairman, President and Chief Executive

Officer of the Company and 375,000 Shares being offered by his wife, I. Marilyn
Hertz, Vice Chairperson and Director of the Company may be sold as follows:
225,000 Shares in the aggregate may be sold during the twelve (12) months from the Effective Date at such time within such 12 month period as is acceptable to Biltmore Securities, Inc. (the "Underwriter"), and the balance, consisting of 525,000 Shares may be sold at any time after the expiration of eighteen (18) months from the Effective Date, subject to earlier release at the sole discretion of the Underwriter. Such Shares will be freely tradable provided that when the Shares are released by the Underwriter, a current registration statement with respect to such Shares then in effect. The following table sets forth certain information regarding each of the Selling Shareholders.



                                         Shares Beneficially       Number of Shares         Shares Beneficially
                                         Owned Prior to this         Being Offered              Owned After
              Name(1)                         Offering                For Sale(2)             this Offering(2)
              ----                            --------                --------                -------------
                                                                                      No. of Shares       Percentage
                                                                                      -------------       ----------
Eli E. Hertz . . . . . . . . . . . .              920,000                  375,000            545,000       18.2%
 . . . . . .
I. Marilyn Hertz. . .. . . . . . . .              920,000                  375,000            545,000       18.2%
 . . . .

Total. . . . . . . . . . . . . . . .            1,840,000                  750,000          1,090,000       36.3%

---------------------

 (1)     The address for each of these Selling Stockholders is:
         c/o Hertz Technology Group, Inc.
         325 Fifth Avenue
         New York, New York  10016-5012

(2)      Assumes all of the shares being registered will be sold.

         The securities offered hereby may be sold from time to time directly by the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Shareholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transaction or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with such sales of securities. The securities offered by the Selling Shareholders may be sold by one or more of the following methods, without limitations: (a) a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers, and (d) face-to-face transactions

              [ALTERNATE PAGE FOR SELLING SHAREHOLDER PROSPECTUS]

between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. The Selling Shareholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Act") with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

         In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with by the Company and the Selling Shareholders.

         The Selling Shareholders and any broker-dealers, agents or underwriters that participate with the Selling Shareholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended (the "Act") and any securities purchased by them may be deemed to be underwriting commissions or discounts under the Act.

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS PROSPECTUS]


         Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended ("the Exchange Act"), any person engaged in the distribution of the securities may not simultaneously engage in market-making-activities with respect to the securities for a period of two business days prior to the commencement of such distribution. In additional and without limiting the foregoing, each Selling Securityholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Rules 10b-6, 10b-6A and 10b-7, which provisions may limit the timing of the purchases and sales of securities by the

Selling Shareholders.

         The Company has agreed to pay all fees and expenses incident to the registration of the Shares, except selling commissions and fees and expenses of counsel or any other professionals or other advisors, if any, to the Selling Shareholders.

              [ALTERNATE PAGE FOR SELLING SHAREHOLDER PROSPECTUS]

================================================================================

         No Underwriter, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offer made hereby. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer of any securities other than the securities to which it relates or an offer to any person in any jurisdiction in which such an offer would be unlawful. Any material modification of the offering will be accomplished by means of an amendment to the registration statement. In addition, the right is reserved by the Company to cancel any confirmation of sale prior to the release of fund, if, in the opinion of the Company, completion of such sale would violate federal or state securities laws or a rule or policy of the National Association of Securities Dealers, Inc., Washington, D.C. 20006.


                       TABLE OF CONTENTS
                                                                      Page
      ----
Available Information...............................................
Prospectus Summary..................................................
S Corporation Distribution..........................................
Risk Factors........................................................
Use of Proceeds.....................................................
Dilution ...........................................................
Capitalization......................................................
Dividend Policy.....................................................
Concurrent Offering.................................................
Plan of Distribution................................................
Management's Discussion and Analysis of
   Financial Condition
   and Plan of Operations...........................................
Business............................................................
Management..........................................................
Principal Shareholders..............................................
Certain Transactions................................................
Description of Securities...........................................
Selling Shareholders................................................
Underwriting........................................................
Legal Matters.......................................................
Experts.............................................................
Additional Information..............................................
Index to Financial Statements.......................................


================================================================================


================================================================================


                         750,000 Shares of Common Stock



                          HERTZ TECHNOLOGY GROUP, INC.








                                   PROSPECTUS











                               October ____, 1996


================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

         Sections 145 of the Delaware General Corporation Law grants to the Company the power to indemnify the officers and directors of the Company, under certain circumstances and subject to certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such officers and directors if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful.

         The Company's certificate of incorporation provides as follows:

         "NINTH: A director of the corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the derived an improper personal benefit.

         TENTH: (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person forof whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights thanthat said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrator; provided, however, that except as provided in paragraph (b) hereof, the Corporation shall indemnify anyand such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law requires, the payment of such expenses incurred by a director or officer (in his or her capacity as a director or officer and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Nether the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusiveexclusively of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholder or disinterested directors or otherwise.

         (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the

Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law."

         Reference is made to the form of the Underwriting Agreement, filed as
Exhibit 1.1 hereto, which contains provisions for indemnification of the Company, its directors, officers, and any controlling persons, by the Underwriter against certain liabilities for information furnished by the Underwriter.

Item 25. Other Expenses of Issuance and Distribution.

         Expenses in connection with the issuance and distribution of the shares of Common Stock being registered hereunder other than underwriting commissions and expenses, are estimated below.

Registration fee                                 $9,158.10
NASD fee                                          3,155.86
NASDAQ Listing fee                               10,000.00
Printing expenses                                50,000.00
Accounting fees and expenses                    125,000.00
Legal fees and expenses                         150,000.00
State securities law fees and expenses           35,000.00
Transfer agent and registrar fees and expenses    2,500.00
Miscellaneous expenses                         $ 10,000.00
                                                 ---------

Total                                          $394,813.96
                                                ==========

The Selling Shareholders will not pay any of the foregoing expenses in connection with the alternative Offering.

Item 26. Recent Sales of Unregistered Securities

         During the past three years the Registrant has issued the following unregistered securities:



     (a) On September 5, 1996, the Company granted Eli E. Hertz options to purchase 900,000 Shares at a price of $5.50 per Share.

     (b) Immediately prior to the Effective Date, the Company issued 920,000 Shares each to Eli E. Hertz and to I. Marilyn Hertz. The consideration for such shares was the transfer by Mr. and Mrs. Hertz of all their shares in Hertz Computer and Hergo to the Corporation.

     (d) The Company has agreed to issue to Morse, Zelnick, Rose & Lander, LLP 60,000 Shares for services rendered and to be rendered for the Company.

                                 EXHIBIT INDEX

Exhibit
   No.           Description                                                                     Page
-------          -----------                                                                     ----
1.1    Form of Underwriting Agreement*

1.2    Form of Selected Dealer Agreement*

2.1    Form of Exchange Agreement*

3.1A   Certificate of Incorporation of the Company*

3.1B   Certificate of Amendement to Certificate of Incorporation of the Company

3.2    By-Laws of the Company*

4.1    Specimen Stock Certificate**

4.2    Form of Redeemable Warrant*

4.3    Form of Underwriter's Purchase Option*

4.4    Form of Warrant Agreement*

5.1    Form of Opinion of Morse, Zelnick, Rose & Lander, LLP*

10.1   1996 Stock Option Plan*

10.2   Form of Employment Agreement between the Company and Eli E. Hertz *

10.3   Form of Employment Agreement between the Company and I. Marilyn Hertz*

10.7   Agreement of Lease between Simon Trakinski and William Trakinski and Hergo Ergonomic
       Support Systems, Inc. for 26-58 Borough Place, Woodside, NY 11377.*

10.8   Agreement of Lease between Simon Trakinski and William Trakinski and Hergo Ergonomic
       Support Systems, Inc. for 60-01 27th Avenue, Woodside, NY.*

10.9   Agreement of Lease between The Rector, Church-Wardens and Vestrymen of Trinity Church

       in the City of New York and Hertz Computer Corporation for 75 Varick Street.*

10.10  Lease for premises in Ashdod, Israel.*

10.12  Revolving Credit Agreement dated as of June 28, 1995 by and between Hertz Computer
       Corporation and Mizrachi Bank and Trust Company.

10.13  Security Agreement dated June 28, 1995 between Hertz Computer Corporation and United
       Mizrachi Bank and Trust Company.

10.14  Share Purchase Agreement, dated August 26, 1994, by and among Eli E. Hertz, Amir
       Rotlevi and Hergo Ergonomic Support Systems, Inc.

21     Subsidiaries of the Registrant.*

23.1   Consent of Arthur Andersen, LLP.

23.2   Consent of Shlomo Ziv & Co., Certified Public Accountants.

23.3   Consent of Morse, Zelnick, Rose & Lander, LLP (included in Exhibit 5.1).

23.4.  Consent of Bruce Borner

24.    Power of Attorney (included in signature page).

------------------

*  Previously filed.

Item 28. Certain Undertakings

                  A.    The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

                        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement provided, however, that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 24(b), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement ; and

                        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To provide to the Underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

         (5) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

         (6) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating t the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         B. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on October 10, 1996.


                                    HERTZ TECHNOLOGY GROUP, INC.

                                    By:       /s/Eli E. Hertz
                                              _____________________________
                                              Eli E. Hertz
                                              Chairman, President and Chief
                                              Executive Officer

         In accordance with the requirements of the Securities Act of 1933, as amended, this Amendment No.1 to the Registration Statement has been signed on October 10, 1996 by the following persons in the capacities indicated and each of the undersigned persons, in any capacity, hereby severally constitutes Eli
E. Hertz and Howard L. Weinreich, and each of them singularly, his true and lawful attorney with full power to them and each of them to sign for him and in his name and in the capacity indicated below, this Registration Statement and any and all amendments thereto.


         Signature                                   Title
         ---------                                   -----
          /s/Eli E. Hertz                            Chairman, President and Chief Executive
          ------------------                         Officer and Director
          Eli E. Hertz



         /s/Marilyn Hertz                            Vice Chairperson, Secretary and Director
         -------------------
          I. Marilyn Hertz


         /s/ John C. Rudy                            Vice President, Principal Financial
        --------------------                         Officer and Chief Accounting Officer
            John C. Rudy


        /s/Beryl Ackerman                            Director
        --------------------
        Beryl Ackerman

                                 EXHIBIT INDEX
Exhibit
   No.                             Description                            Page
---------                          -----------                            ----

1.1            Form of Underwriting Agreement*

1.2            Form of Selected Dealer Agreement*

2.1            Form of Exchange Agreement*

3.1A           Certificate of Incorporation of the Company*

3.1B Certificate of Amendement to Certificate of Incorporation of the Company

3.2            By-Laws of the Company*

4.1            Specimen Stock Certificate**

4.2            Form of Redeemable Warrant*

4.3            Form of Underwriter's Purchase Option*

4.4            Form of Warrant Agreement*

5.1            Form of Opinion of Morse, Zelnick, Rose & Lander, LLP*

10.1           1996 Stock Option Plan*

10.2           Form of Employment Agreement between the Company and Eli E.
               Hertz *

10.3           Form of Employment Agreement between the Company and I. Marilyn
               Hertz*

10.7 Agreement of Lease between Simon Trakinski and William Trakinski and Hergo Ergonomic Support Systems, Inc. for 26-58 Borough Place, Woodside, NY 11377.*

10.8 Agreement of Lease between Simon Trakinski and William Trakinski and Hergo Ergonomic Support Systems, Inc. for 60-01 27th Avenue, Woodside, NY.*

10.9 Agreement of Lease between The Rector, Church-Wardens and Vestrymen of Trinity Church in the City of New York and Hertz Computer Corporation for 75 Varick Street.*

10.11          Lease for premises in Ashdod, Israel.*

10.12 Revolving Credit Agreement dated as of June 28, 1995 by and between Hertz Computer Corporation and Mizrachi Bank and Trust Company.

10.13 Security Agreement dated June 28, 1995 between Hertz Computer Corporation and United Mizrachi Bank and Trust Company.

10.14 Share Purchase Agreement, dated August 26, 1994, by and among Eli E. Hertz, Amir Rotlevi and Hergo Ergonomic Support Systems, Inc.

21             Subsidiaries of the Registrant.*

23.1           Consent of Arthur Andersen, LLP.

23.2           Consent of Shlomo Ziv & Co., Certified Public Accountants.

23.3           Consent of Morse, Zelnick, Rose & Lander, LLP (included in
               Exhibit 5.1).

23.4.          Consent of Bruce Borner

24.            Power of Attorney (included in signature page).

------------------
* Previously filed.